                                                                      Exhibit 2A

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION



In re                          )    Case No.  97-10882
                               )
CINCINNATI MICROWAVE, INC.,    )    Chapter 11
                               )
                  Debtor.      )    Hon. Burton Perlman, Judge
                               )
                               )    ORDER (A) APPROVING FIRST AMENDED DISCLOSURE
                               )    STATEMENT; (B) APPROVING SEPARATE DISCLOSURE
                               )    STATEMENT AND SUMMARY OF PLAN FOR
                               )    TRANSMITTAL TO HOLDERS OF CERTAIN CLAIMS AND
                               )    INTERESTS; (C) SCHEDULING HEARING ON
                               )    CONFIRMATION OF DEBTOR'S PLAN; AND (D)
                               )    APPROVING VOTING AND SOLICITATION PROCEDURES
                               )    WITH RESPECT TO THE DEBTOR'S PLAN
                               )    --------------------------------------------
                               )
                               )



         The hearing to consider the adequacy of the proposed DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE WITH RESPECT TO THE LIQUIDATING PLAN OF REORGANIZATION OF DEBTOR CINCINNATI MICROWAVE, INC., as filed on October 21, 1997 and subsequently amended, was held on November 25, 1997 (the "Hearing"). Based on the Court's review of the Disclosure Statement, including amendments thereto suggested by Cincinnati Microwave, Inc., the debtor and debtor in possession (the "Debtor") and as further amended at the direction of the Court, which amendments are incorporated in the Debtor's FIRST AMENDED DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE WITH RESPECT TO THE LIQUIDATING PLAN OF REORGANIZATION OF DEBTOR CINCINNATI MICROWAVE, INC., filed herein on December 3, 1997 (as amended, the "Disclosure Statement"), and the materials to be transmitted therewith; the Court's consideration of any objections, responses, and arguments of counsel; the Court's determination that notice of the Hearing was adequate, appropriate, and in accordance with the Bankruptcy Code and Bankruptcy Rules with respect to all affected parties; and the Court's conclusion that the legal and factual bases presented at the Hearing establish just cause for the relief granted herein; the Court finds that the Disclosure Statement contains adequate information within the meaning of, and otherwise complies with, section 1125 of the Bankruptcy Code.

         The Court has been simultaneously considering the MOTION OF DEBTOR FOR ORDER (A) APPROVING SEPARATE DISCLOSURE STATEMENT AND SUMMARY OF PLAN FOR TRANSMITTAL TO HOLDERS OF CERTAIN CLAIMS AND INTERESTS AND (B) APPROVING VOTING AND SOLICITATION PROCEDURES WITH RESPECT TO THE DEBTOR'S PLAN (the "Motion"). Based on the Court's review of the Motion; the Court's consideration of the statements of counsel; and the Court's determination that notice of the hearing on the Motion was adequate, appropriate and in accordance with the Bankruptcy Code and Bankruptcy Rules with respect to all affected parties; the Court finds the procedures proposed by the Debtor to be adequate and appropriate.

         Based on these findings, IT IS HEREBY ORDERED that:

         1. In accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017(b), the Disclosure Statement, as amended, be, and it hereby is, approved in all respects

         2. The Motion be, and it hereby is, granted, as set forth below.

                     SCHEDULING OF THE CONFIRMATION HEARING
                     --------------------------------------

         3. A hearing to consider confirmation of THE LIQUIDATING PLAN OF REORGANIZATION OF DEBTOR CINCINNATI MICROWAVE, INC. (the "Plan"), shall commence on January 12, 1998 at 10:00 a.m., in the United States Bankruptcy Court for the Southern District of Ohio, 221 East Fourth Street, Atrium Two, Cincinnati, Ohio 45202 (the

"Confirmation Hearing"). The Court may continue the Confirmation Hearing during the conduct thereof by announcement in open court without further notice to parties in interest and the Plan may be modified, pursuant to section 1127 of the Bankruptcy Code, prior to or as a result of the Confirmation Hearing.

                         COMPOSITION AND TRANSMISSION OF
                        SOLICITATION PACKAGES AND NOTICE
                        --------------------------------

         4. The Proposed Voting Procedures, as set forth in the Motion, are hereby approved. On or before December 8, 1997, the Debtor, through WRGruber & Associates ("WRGruber"), the Debtor's Solicitation/Tabulation Agent, shall mail the following described Solicitation Packages:

                  (a) Holders of a Claim in Class 1, 2 or 3 will receive (i) notice, in substantially the form attached to the Motion as Exhibit C, which form is hereby approved, and (b) notice of the hearing on the confirmation of the Plan (the "Confirmation Hearing") and the time fixed for Filing objections to confirmation of the Plan, in the form attached hereto as Exhibit 1.

                  (b) Each holder of a Claim in Class 4 or Class 5 that is either (i) listed in the Schedules as of the Voting Deadline as liquidated, undisputed, and not contingent, and/or (ii) represented by a proof of claim against the Debtor that has not been disallowed by an order entered on or before the Voting Deadline, will receive a Solicitation Package consisting of the following: (1) this Order (the "Disclosure Statement Order"); (2) the Disclosure Statement (with the Plan attached as an Exhibit thereto); and (3) for entities entitled to vote, appropriate ballots (the "Ballots"), in substantially the form attached to the Motion as Exhibit D, which form is approved, and voting instructions and pre-addressed, postage-paid, return envelopes.

                  (c) Holders of a Claim in Class 6 or an Interest in Class 7 will receive (i) a letter from the Debtor in substantially the form attached to the Motion as Exhibit A, which form is hereby approved, (ii) a Plan Summary, in substantially the form attached to the Motion as Exhibit B, and (c) notice of the hearing on the confirmation of the Plan (the "Confirmation Hearing") and the time fixed for Filing objections to confirmation of the Plan.

         5. The Debtor will serve the Solicitation Packages described above to the address set forth on the Proof of Claim or Proof of Interest forms submitted by such Claimants or Interest holders unless the Debtor and/or WRGruber, subsequent to the submission of the Proof of Claim or Proof of Interest, has received a change of address notification, in which case the Solicitation Packages will be mailed to the address set forth on such notification. If no Proof of Claim or Proof of Interest was filed, and neither the Debtor nor WRGruber has received any change of address notification, the Debtor will mail the Solicitation Packages to the address set forth on the Debtor's Schedules.

                        LAST DATE FOR RECEIPT OF BALLOTS

         6. To be counted, Ballots for accepting or rejecting the Plan must be received by January 5, 1998 at 5:00 p.m. Easter Standard Time, at the address set forth on the Ballot (the "Voting Deadline"). Ballots may be returned by facsimile transmission to the facsimile number set forth in the Ballot instructions.

                         PROCEDURES FOR VOTE TABULATION

         7. For purposes of voting, the amount of a Claim used to tabulate acceptance or rejection of the Plan will be either:

                  (a) the Claim amount listed in the Debtor's Schedules, provided that (i) such Claim is not scheduled as contingent or unliquidated and
(ii) such Claim is not scheduled as disputed and no proof of Claim has been timely Filed (or otherwise deemed timely Filed by the Court under applicable law);

                  (b) the liquidated amount specified in a proof of Claim timely Filed with the Bankruptcy Court (or otherwise deemed timely Filed by the Bankruptcy Court under applicable law) to the extent the proof of Claim is not the subject of an objection;

                  (c) the amount (i) allowed pursuant to order of the Bankruptcy Court fully or partially allowing such Claim, whether for all purposes or for voting purposes only, or (ii) agreed upon by the Debtor and the holder of such Claim for voting purposes only, provided no objection to such allowance is received by the Debtor within seven days after notice of such agreement to counsel for the Official Committee of Unsecured Creditors (the "Committee"); or

                  (d) the amount temporarily allowed by the Bankruptcy Court for voting purposes, pursuant to Bankruptcy Rule 3018(a), after notice and a hearing prior to the Voting Deadline.

         8. Ballots cast by creditors whose Claims are not listed on the Debtor's Schedules, but who timely file proofs of Claim in unliquidated or unknown amounts that are not the subject of an objection Filed before the commencement of the Confirmation Hearing, will be counted for purposes of satisfying the numerosity requirement of section 1126(c), but will not be counted for purposes of satisfying the aggregate amount provisions of that section.

                               PENDING OBJECTIONS
                               ------------------

         9. The holder of a Claim that is the subject of an objection to the Claim in its entirety that is pending as of the Voting Deadline shall not be entitled to vote on the Plan unless the Bankruptcy Court enters an order allowing such claim (whether by disposition of the objection or temporarily for voting purposes only) by the Voting Deadline. The holder of a claim that is the subject of an objection that is pending as of the Voting Deadline in which the Debtor objects to the extent such claim (a) exceeds a certain dollar amount (the "Permitted Claim Amount") and/or (b) improperly asserts classification as a secured and/or priority claim, will be allowed to vote on the Plan and the amount and classification of such claim for voting and for purposes of satisfying the aggregate amount provisions of section 1126(c) will be limited to the Permitted Claim Amount, in the claim classification specified by the Debtor in such objection, unless the Bankruptcy Court, on or before the Voting Deadline, enters an order allowing such claim (whether by disposition of the objection or temporarily for voting purposes only) in an amount which exceeds the Permitted Claim Amount and/or in a classification other than that specified by the Debtor in the objection.

         10. WRGruber will be responsible for tabulating ballots, filing the Court ballots received prior to the Voting Deadline, and submitting the appropriate declarations.

                        DEADLINE AND PROCEDURE FOR FILING
                     OBJECTIONS TO CONFIRMATION OF THE PLAN
                     --------------------------------------

         11. The last date for filing and serving written objections, comments or responses to confirmation of the Plan is January 5, 1998. Any objection, comment or response to confirmation of the Plan (including any supporting memoranda) shall be in writing and shall be served on the Debtor and its counsel, and on counsel for the Official Committee of Unsecured Creditors, and filed with the Court, such that they are received by such parties and the Court on or before 5:00 p.m. Eastern Standard Time on January 5, 1998. The Court will not consider any objections at the Confirmation Hearing that have not been timely filed and served in accordance with the provisions of this Order.

                                     NOTICE
                                     ------

         12. The provision of notice in accordance with the procedures set forth in this Order and the Proposed Voting Procedures shall be deemed good and sufficient notice of the Confirmation Hearing, the time fixed for filing objections to confirmation of the Plan, and the time within which holders of claims may vote to accept or reject the Plan.

                                 FURTHER ACTIONS
                                 ---------------

         13. The Debtor is hereby authorized and empowered to take such steps and perform such acts as may be necessary to implement and effectuate this Order.

         DATED:   Cincinnati, Ohio
                  December 3, 1997



                                                /s/ Burton Perlman
                                                -------------------------------
                                                The Honorable Burton Perlman
                                                UNITED STATES BANKRUPTCY JUDGE



SUBMITTED BY:

Douglas S. Tripp
FROST & JACOBS LLP
2500 Central Trust Center
201 East Fifth Street
Cincinnati, Ohio  45202
(513) 651-6800
ATTORNEYS FOR DEBTOR,
CINCINNATI MICROWAVE, INC.

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION




IN THE MATTER OF                    )        CASE NO. 97-10882
                                    )        Chapter 11 - Judge Perlman
CINCINNATI MICROWAVE, INC.          )
                                    )        FIRST AMENDED DISCLOSURE
                                    )        STATEMENT PURSUANT TO
          Debtor.                   )        SECTION 1125 OF THE BANKRUPTCY
                                    )        CODE WITH RESPECT TO THE
                                    )        LIQUIDATING PLAN OF
                                    )        REORGANIZATION OF DEBTOR
                                    )        CINCINNATI MICROWAVE, INC.


                                             December 3, 1997



                                             Edmund J. Adams
                                             Douglas S. Tripp
                                             FROST & JACOBS LLP
                                             2500 PNC Center
                                             201 East Fifth Street
                                             Cincinnati, Ohio  45202
                                             (513) 651-6800

                                             ATTORNEYS FOR THE DEBTOR
                                             CINCINNATI MICROWAVE, INC.





THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

I.       INTRODUCTION
         ------------

                  Cincinnati Microwave, Inc. (the "Debtor") is seeking approval of its liquidating plan of reorganization (the "Plan"). This Disclosure Statement is submitted by the Debtor in connection with the solicitation of acceptances of the Plan.

                  On February 14, 1997 (the "Petition Date"), the Debtor commenced its reorganization case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Debtor is continuing as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.(1)

                  The Debtor has proposed the Plan, which is hereinafter described. A copy of the Plan is attached as Exhibit 1. The Plan is a liquidating plan that provides for distribution to holders of allowed claims and interests on the same basis as if this bankruptcy case were filed under chapter 7 of the Bankruptcy Code. This Disclosure Statement is submitted by the Debtor in connection with the solicitation of acceptances of the Plan.

                  THE DEBTOR BELIEVES THAT THE PLAN IS IN THE BEST INTEREST OF CREDITORS. ALL CREDITORS ARE URGED TO VOTE IN FAVOR OF THE PLAN. See Section
VIII. hereof - "Voting and Confirmation of the Plan."


II.      OVERVIEW OF THE PLAN
         --------------------

                  The following is a brief overview of certain material provisions of the Plan. This overview is qualified in its entirety by reference to the provisions of the Plan and the exhibits thereto. For a description of certain other significant terms and provisions of the Plan, see Section VI. - "Distributions Under the Plan" and Section VII. - "Additional Information Concerning the Plan."

                  The description of the Plan contained in this Disclosure Statement summarizes only certain provisions of the Plan and is not, nor is it intended to be, a complete description of the Plan. The


--------------
(1)Unless otherwise specified, capitalized terms used herein will have the meaning ascribed in the Plan.

Plan has been provided to all known creditors or possible creditors and all interest holders known to the Debtor. The Plan should be read carefully and independently of this Disclosure Statement. You may wish to consult with your own counsel in connection with your claim against, or interest in, the Debtor and the treatment accorded such claim and/or interest under the Plan. The following analysis of the Plan is intended to provide a context for understanding the remainder of this Disclosure Statement.

         A.       DEVELOPMENT OF THE PLAN
                  -----------------------

                  The proposed Plan is the result of a careful review and analysis of the Debtor's assets and liabilities. The Plan is a liquidation plan that provides for distributions to creditors and interest holders on the same basis as if this bankruptcy case were filed and being administered under chapter 7 of the Bankruptcy Code. Conversion of this case to one under chapter 7 would lessen the return to creditors by interposing above the chapter 11 claims a layer of chapter 7 administrative expenses which must be paid in full before any payments are made to chapter 11 claimants. Therefore, the Debtor believes that the Plan, as proposed, is not only fair and equitable, but also the most efficient, economical and beneficial method of halting any depletion of estate assets, and will result in a greater return to each of the creditors. Accordingly, the Debtor strongly urges each eligible creditor to vote in favor of the proposed Plan.

         B.       MEANS FOR IMPLEMENTING THE PLAN
                  -------------------------------

                  1.       THE LIQUIDATING TRUSTEE
                           -----------------------

                  The Plan contemplates appointment of a Liquidating Trustee who, upon Confirmation, will assemble and, to the extent necessary, liquidate the Distributable Assets and distribute the proceeds to creditors and interest holders. The Liquidating Trustee will be authorized and empowered to direct the disposition of all assets and property that may constitute Distributable Assets. The Liquidating Trustee will have the right to object to and compromise Claims, subject to certain limitations more particularly set forth herein and in the Plan (see Art. V.B. hereof), and will have the authority to prosecute and defend any causes of action affecting the operation of the Plan which may or might arise under the provisions of the Bankruptcy Code and/or any applicable state law, including but not limited to those causes of action set forth in sections 542 through 553 of the Bankruptcy Code. The Liquidating Trustee will retain and may enforce any claims, rights and causes of action that the Debtor or Reorganized Debtor may hold against any entity, including any Avoidable Transfer Claim. The Liquidating Trustee will advise the Committee, in advance, of its decision with respect to the prosecution of any such claim, right and/or cause of action, including but not limited to Avoidable Transfer Claims. In the event the Liquidating Trustee decides to not prosecute any such claim, right and/or cause of action, the Committee will be permitted, with prior Bankruptcy Court approval, to pursue such prosecution.

                           a.       THE LIQUIDATING TRUSTEE'S COMPENSATION
                                    --------------------------------------

                           Subject to Art. IV.A.2 of the Plan, the Liquidating
Trustee will be paid an hourly rate of $125 for services performed by the Liquidating Trustee in connection with the administration of the Plan. In addition, the Liquidating Trustee will be entitled to reimbursement of any necessary expenses incurred by the Liquidating Trustee in connection with the administration of the Plan. The amount of such compensation and expenses will be subject to approval of the Committee. In the event the Liquidating Trustee and the Committee are unable to agree, such amounts will be determined by the Bankruptcy Court, after notice and opportunity for hearing.

                  2.       ESTABLISHMENT OF THE OPERATING RESERVE
                           ACCOUNT, THE DISPUTED ADMINISTRATIVE CLAIMS
                           ACCOUNT, THE DISPUTED CLASS 3 CLAIMS
                           ACCOUNT AND THE DISPUTED CLASS 4 CLAIMS ACCOUNT
                           -----------------------------------------------

                  To facilitate the orderly distribution of the Distributable Assets, the Plan further contemplates, but does not require, the establishment by the Liquidating Trustee of certain distinct accounts the Operating Reserve Account, the Disputed Administrative Claims Account, the Disputed Class 3 Claims Account and the Disputed Class 4 Claims Account. The Operating Reserve Account will be funded with that portion of the Distributable Assets which the Liquidating Trustee, after consultation with the Committee, has determined is necessary to pay the ordinary and reasonable costs, expenses and obligations incurred by the Liquidating Trustee in fully administering the Plan. The Disputed Administrative Claims Account, if established and maintained, will be funded with a portion of the Distributable Assets in an amount equal to the face amount of all Disputed Administrative Claims which are outstanding as of the

Effective Date. The Disputed Class 3 Claims Account, if established and maintained, will be funded with a portion of the Distributable Assets in an amount equal to the face amount of all Disputed Class 3 Claims which are outstanding as of the Effective Date. The Disputed Class 4 Claims Account, if established and maintained, will be funded with a portion of the Distributable Assets in an amount equal to the initial distribution and any subsequent additional distributions which holders of Disputed Class 4 Claims would have received had such Claims been Allowed Claims as of the Effective Date. On or before the Effective Date, the Liquidating Trustee will consult with the Committee as to the necessity, if any, of the establishment and funding of the Disputed Administrative Claims Account, the Disputed Class 3 Claims Account and/or the Disputed Class 4 Claims Account. The Net Distributable Assets, from which distributions to holders of Allowed Claims will be made, consist of that portion of the Distributable Assets which remain after (i) payment of Allowed Administrative Claims, (ii) payment of Allowed Claims in Classes 1 through 3, and (iii) funding of the Operating Reserve Account, the Disputed Administrative Claims Account, the Disputed Class 3 Claims Account and the Disputed Class 4 Claims Account. In addition, the Net Distributable Assets include any excess funds remaining in the Operating Reserve Account after consummation of the Plan and any excess funds remaining in the Disputed Administrative Claims Account after resolution of all Disputed Administrative Claims, the Disputed Class 3 Claims Account after resolution of all Disputed Class 3 Claims and/or the Disputed Class 4 Claims Account after resolution of all Disputed Class 4 Claims.

         C.       CLASSES AND TREATMENT OF CLAIMS
                  -------------------------------

                  The Plan provides for the payment of Administrative Expense Claims and divides Claims and Interests that are subject to classification into seven Classes and sets forth the treatment afforded to each Class under the Plan as follows:

                  1.       CLASS 1
                           -------

                           (a)      DESCRIPTION
                                    -----------

                  The Class 1 Claim consists of the secured claim of Foothill Capital Corporation (the "Foothill Secured Claim"). The Class 1 Claim is unimpaired.

                           (b)      TREATMENT
                                    ---------

                  If and to the extent any amounts for principal, interest and/or any other undisputed charges are outstanding under the Foothill Secured Claim as of the Effective Date, the Foothill Secured Claim, as Allowed, will be paid in full, in cash, on the Effective Date, from the proceeds of the sale of the property securing the Foothill Secured Claim. In the event the Bankruptcy Court has not rendered a decision with respect to the Foothill Complaint prior to the Effective Date (see Section IV.F. hereof for a detailed discussion of the Foothill Complaint) or, if such a decision has been rendered but is the subject of a timely appeal or motion for new trial that remains pending as of the Effective Date, the Debtor will make no distribution on account of the Foothill Secured Claim, but rather will escrow the amounts sought by Foothill pursuant to the Foothill Complaint until such time as the decision becomes a Final Order.

                  2.       CLASS 2
                           -------

                           (a)      DESCRIPTION
                                    -----------

                  The Class 2 Claim consists of the secured claim of First Data Merchant Services Corporation (the "First Data Secured Claim"). The Class 2 Claim is unimpaired.

                           (b)      TREATMENT
                                    ---------

                  If not previously terminated, on the Effective Date the Sales Agreement between the Debtor and First Data will be terminated. At the option of the Debtor, the First Data Secured Claim will be satisfied in one of the following ways:

                                    (i) on the Effective Date, the holder of the
First Data Secured Claim will be paid the amount of the First Data Secured Claim, as Allowed, in full, in cash;

                                    or

                                    (ii) on the Effective Date, the holder of
the First Data Secured Claim will be permitted to set off the Allowed amount of the First Data Secured Claim against the reserve established in accordance with the Sales Agreement between the Debtor and First Data. Under either (i) or (ii) of this Article II.C.2, and as a condition precedent to satisfaction of the First Data Secured Claim,

First Data will immediately turn over to the Debtor the remainder of any reserve established in accordance with the Sales Agreement between the Debtor and First Data.

                  3.       CLASS 3
                           -------

                           (a)      DESCRIPTION
                                    -----------

                  Class 3 Claims are Unsecured Claims entitled to priority under sections 507(a)(2), 507(a)(3), 507(a)(4), 507(a)(6) or 507(a)(8) of the
Bankruptcy Code. Class 3 Claims are unimpaired.

                           (b)      TREATMENT
                                    ---------

                                    i.      CLASS 3 CLAIMS THAT ARE ALLOWED
                                            AS OF THE EFFECTIVE DATE
                                            -------------------------------

                  On the Effective Date, the holders of Class 3 Claims that are allowed as of the Effective Date will receive cash equal to the amount of such Allowed Class 3 Claim.
                                    ii.     CLASS 3 CLAIMS THAT ARE DISPUTED
                                            AS OF THE EFFECTIVE DATE
                                            --------------------------------

                  Each holder of a Class 3 Claim that is a Disputed Claim as of the Effective Date which is thereafter allowed will receive cash equal to the amount of such Claim as allowed.

                  4.       CLASS 4
                           -------

                           (a)      DESCRIPTION
                                    -----------

                  Class 4 Claims consist of Unsecured Claims against the Debtor that are not otherwise classified under the Plan. Class 4 Claims are impaired.

                           (b)      TREATMENT
                                    ---------

                                    i.      INITIAL DISTRIBUTIONS
                                            ---------------------

                  Each holder of a Class 4 Claim that is an Allowed Claim as of the Effective Date, and that is not otherwise classified under the Plan, will receive its Pro Rata share of the Net Distributable Assets which remains following funding of the Operating Reserve Account, the Disputed Administrative Claims Account, the Disputed Class 3 Claims Account, the Disputed Class 4 Claims Account and payment of Allowed Administrative Claims and Allowed Claims in Classes 1 through 3. Distribution to holders of Class

4 Claims that are Allowed Claims as of the Effective Date will be made on the Effective Date, and will take into account those deposits into the Disputed Class 4 Claims Account.

                                    ii.      ADDITIONAL DISTRIBUTIONS
                                             ------------------------

                                            (1)      DISTRIBUTION TO HOLDERS OF
                                                     ALLOWED CLASS 4 CLAIMS
                                                     ---------------------------

                  On each Additional Distribution Date, each holder of a previously allowed Class 4 Claim will receive an additional distribution in an amount equal to (a) the amount of consideration that such holder would be entitled to receive if such Claim had become an Allowed Class 4 Claim on the applicable Additional Distribution Date, minus (b) the aggregate amount of consideration previously distributed on account of such Claim. Each such additional distribution also will include, on the basis of the amount then being distributed, the allocable portion of the net return yielded from the investment of any cash held as Net Distributable Assets, from the date such amounts would have been due had such Claim initially been paid 100% of the allowed amount to the date that such distribution is made.

                                            (2)      DISTRIBUTIONS TO HOLDERS OF
                                                     DISPUTED CLASS 4 CLAIMS
                                                     ALLOWED AFTER THE EFFECTIVE
                                                     DATE
                                                     ---------------------------

                  Beginning on the date that is 30 days after the end of the calendar quarter following the Effective Date, and provided that the cash available for distribution is in excess of $1,000,000, distributions will be made to holders of Disputed Class 4 Claims whose Claims were allowed during the preceding calendar quarter. In the event the cash available for distribution hereunder is less than $1,000,000, the Liquidating Trustee may, with the consent of the Committee, defer such distribution until the next calendar quarter in which the cash available for distribution exceeds $1,000,000, provided, however, that regardless of the cash available for distribution under this section, the Liquidating Trustee, no later than 30 days after the anniversary of the Effective Date, and each year thereafter, will make all distributions on account of any Disputed Class 4 Claim that has become an Allowed Claim during the preceding year. Holders of Disputed Class 4 Claims that are ultimately allowed also will be entitled to receive, on the basis of the amount then being distributed, the allocable Pro Rata portion, if any, of the net return yielded from the investment of any cash held as Net Distributable Assets.

                  5.       CLASS 5
                           -------

                           (a)      DESCRIPTION
                                    -----------

                  Class 5 Claims consist of Unsecured Claims against the Debtor for any fine, penalty or forfeiture, or for multiple, exemplary or punitive damages. Class 5 Claims are impaired.

                           (b)      TREATMENT
                                    ---------

                  To the extent Net Distributable Assets are available after payment in full Allowed Claims in Class 4, each holder of a Class 5 Claim that is an Allowed Claim as of the Effective Date and that is not otherwise classified under the Plan will receive its Pro Rata share of the Net Distributable Assets. To the extent Net Distributable Assets are available, distributions to holders of Class 5 Claims that are Allowed Claims as of the Effective Date will be made on the Effective Date and will be calculated as if each Disputed Claim in Class 5 were an Allowed Claim in its face amount.

                  6.       CLASS 6
                           -------

                           (a)      DESCRIPTION
                                    -----------

                  Class 6 Claims consist of the Claims of the Class Action Claimants arising out of the Class Action Litigation. Class 6 Claims are impaired.
                           (b)      TREATMENT
                                    ---------

                  Pursuant to Bankruptcy Code section 510(b), Class 6 Claims are subordinated to all Claims in Classes 1 through 5 and will have the same priority as Class 7 Interests. The holders of Allowed Class 6 Claims will receive on account of such Claims that portion of the Net Distributable Assets, if any, which remain available after payment in full of Allowed Claims in Class 5, and will be shared Pro Rata with the holders of Allowed Class 7 Interests.

                  7.       CLASS 7
                           -------

                           (a)      DESCRIPTION
                                    -----------

                  Class 7 consists of the Interests of holders of the common stock and/or Stock Warrants of the Debtor. Class 7 Interests are impaired.

                           (b)      TREATMENT
                                    ---------

                  All Interests in the Debtor will be canceled. The holders of Allowed Class 7 Interests will receive on account of such Interests any Net Distributable Assets which remain available after payment in full of Allowed Claims in Class 5 and will be shared Pro Rata with the holders of Allowed Class 6 Claims.

         D.       ESTIMATION OF CLAIMS
                  --------------------

                  The Debtor estimates that the proceeds, in the form of cash generated through the sale of its assets, will be sufficient to satisfy Administrative Claims and Claims in Class 1 through Class 3 in full and generate a dividend to holders of Allowed Class 4 Claims. Further, the Liquidating Trustee intends to investigate and, where appropriate, seek recovery of certain transfers made by the Debtor prior to the Petition Date, including preferential transfers made by the Debtor to its creditors. To the extent the Liquidating Trustee is successful in recovering any such transfers, the dividend payable to holders of Allowed Class 4 Claims will increase. Attached as Exhibit 2 is a summary of the Classes of Claims and the treatment accorded each such Class. Attached as Exhibit 3 is a summary of the Assets liquidated through September 30, 1997, which the Debtor believes constitutes a fair estimate of the Distributable Assets to be available as of the Effective Date. Attached as
Exhibit 4 is the Debtor's balance sheet as of October 31, 1997, including estimates of the Debtor's liabilities. THE DEBTOR CAUTIONS EACH CREDITOR THAT THE ACTUAL ULTIMATE AGGREGATE AMOUNT OF ALLOWED CLAIMS IN CERTAIN CLASSES AND THE ULTIMATE AMOUNT OF ASSETS AVAILABLE FOR DISTRIBUTION MAY DIFFER SIGNIFICANTLY FROM THESE ESTIMATES. ACCORDINGLY, THE AMOUNT OF THE DISTRIBUTIONS THAT WILL ULTIMATELY BE RECEIVED BY ANY PARTICULAR HOLDER OF AN ALLOWED CLAIM MAY BE ADVERSELY AFFECTED BY THE AGGREGATE AMOUNT OF ALL CLAIMS ULTIMATELY ALLOWED. CONSEQUENTLY, TO THE EXTENT NET DISTRIBUTABLE ASSETS ARE AVAILABLE, DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS WILL BE MADE ON AN INCREMENTAL BASIS UNTIL ALL DISPUTED CLAIMS HAVE BEEN RESOLVED AND ALL ACTIONS SEEKING TO RECOVER TRANSFERS MADE BY THE DEBTOR ARE COMPLETED. See Section VI.C. hereof - "Distributions Under the Plan Estimations of Claims."

III.     NATURE AND HISTORY OF DEBTOR'S BUSINESS
         AND EVENTS LEADING TO BANKRUPTCY
         ----------------------------------------


         A.       NATURE AND HISTORY OF DEBTOR'S BUSINESS
                  ---------------------------------------

                  The Debtor was founded in 1976, and designed, manufactured and marketed ultrahigh frequency products, principally radar warning detectors. The Debtor marketed its products both under the ESCORT(R) brand name through direct advertising and as an Original Equipment Manufacturer (OEM) supplier.

                  In its early years, the Debtor brought exceptional performance to the consumer radar detector industry by utilizing technology then used primarily in military applications. Indeed, the Debtor experienced significant growth due to the vastly superior performance of its product coupled with the oil embargo, which resulted in the national 55 mph speed limit. In 1983, the Debtor went public.

                  In the late 1980s, the Debtor experienced a period of contracting radar warning receiver market share, revenues and profits. In 1991, in an effort to prevent further deterioration of its financial and operating condition, the Debtor hired Jacques A. Robinson, formerly of General Electric Company, as President and Chief Executive Officer to engineer a turnaround of the Debtor. Under Mr. Robinson's leadership, the Debtor embarked on a business strategy of using its core technology in ultrahigh frequency and microwave circuit design, digital signal processing, digital spread spectrum capability and digital communication techniques to introduce new products. In 1993, the Debtor introduced its first digital spread spectrum cordless telephone and its first wireless data modem.

         B.       EVENTS LEADING TO BANKRUPTCY
                  ----------------------------

                  Despite the efforts of the Debtor and Mr. Robinson, the Debtor has not been profitable since 1988. The operations of the Debtor in recent years did not generate sufficient funds to meet working capital and capital expenditure needs. The Debtor funded those operating shortfalls through bank borrowings under its credit facility, through extending vendor terms and through equity offerings. In 1995, the Debtor suffered a significant loss due to a number of factors, including: (1) higher than anticipated component costs; (2) manufacturing inefficiencies in the production of the high volume of units produced;

(3) sales lost or delayed due to delays by purchasing and engineering; (4) a weakening of the overall consumer electronics market; (5) a significant increase in the provision for excess and obsolete inventory; (6) the loss of its largest OEM customer; and (7) the commencement of four shareholder lawsuits arising, in part, from the Debtor's August 1995 public offering of common shares.

                  At year end 1995, the Debtor was in violation of certain covenants of its borrowing agreement with The Huntington Bank (the "Bank") triggered by the net loss incurred for the fourth quarter and total year 1995, which resulted in financial statement ratios falling below the requirements of the borrowing agreement. The Bank notified the Debtor on January 2, 1996 of default under the borrowing agreement's covenants and reduced the Debtor's revolving credit facility to $3,000,000. Effective March 31, 1996, the Bank further reduced the revolving credit facility to $2,500,000 and increased the interest rate charged to the default rate of interest. The reduction in the revolving credit facility caused the Debtor to suffer a severe cash shortage.

                  In July, 1996, the Debtor secured a three year $15,000,000 credit facility from Foothill Capital Corporation, comprised of a $5,000,000 term loan and a revolving credit facility of up to $15,000,000, with a combined availability of $15,000,000. Like the former credit facility, the new facility was secured by substantially all of the Debtor's assets. The initial $5,000,000 of proceeds under the term loan was used to pay off the then-existing facility with the Bank and to fund working capital requirements. Unfortunately, significant decline in sales performance combined with the disadvantageous mechanics of the credit facility, including a $2,000,000 holdback provision, severely restricted the amount of credit available to the Debtor. The amount of available borrowings under the credit facility was based primarily upon the Debtor's account receivable balances, with additional borrowings against inventory based upon a multiple of that available against accounts receivable. In addition, due to the severity of the Debtor's cash shortage, the Debtor was unable to meet the payment plans previously established with its vendors. Consequently, the Debtor was required by many of its vendors to pay in advance for its production requirements and, in some instances, to pay additional amounts on past due balances, causing periodic scheduling and downtime problems in manufacturing and increases in related expenses. Throughout this period, the Debtor, at its maximum borrowing availability as limited under the Foothill credit facility, was forced to liquidate some finished goods inventories at or below cost.

                  The Debtor continued to explore various strategic alliances, including potential mergers and/or sales of all or a portion of its assets. In December, 1996, the Debtor and privately held BEL-Tronics USA, Inc. signed an agreement pursuant to which the two organizations were to combine their operations in a tax free reorganization. Under the terms of the BEL-Tronics agreement, the Debtor was to sell substantially all of its assets and liabilities for capital stock of BEL-Tronics Limited, a Georgia corporation. When BEL-Tronics was unable to secure sufficient financing, however, the contemplated transaction was called off. In late January and early February, 1997, the Debtor was approached by Gabriel Inc. ("Gabriel") regarding a potential equity investment in the Debtor. Despite the efforts of the Debtor and Gabriel, the parties were unable to reach an agreement and eventually negotiations between the parties were halted on the eve of the Filing Date.

                  As of the Filing Date, four consolidated shareholder lawsuits against the Debtor were pending in the United States District Court for the Southern District of Ohio, Western Division. The lawsuits were filed allegedly on behalf of (i) all purchasers of the Debtor's common shares on the open market between July 12, 1995 and October 13, 1995, and who suffered damages, and (ii) all persons who purchased the Debtor's common shares pursuant or traceable to an August 24, 1995 public offering of 4,600,000 common shares and who suffered damages as a result. The damages sought were substantial; moreover, pursuant to certain contractual obligations, the Debtor was obligated to indemnify its directors and officers against claims arising from the lawsuits, and potentially was obligated to indemnify the underwriter defendants against claims and expenses arising thereunder.

                  The Debtor has filed schedules of assets and liabilities and a Statement of Financial Affairs (collectively, the "Schedules") with the Bankruptcy Court in accordance with the Bankruptcy Code and Local Bankruptcy Rules. The Schedules contain a description of the Debtor's pre-bankruptcy business activities. The Schedules are incorporated herein by reference and may be of assistance in evaluating the Debtor's business activities and financial condition.

IV.      BANKRUPTCY PROCEEDING - PRESENT CONDITION
         AND OPERATION DURING CHAPTER 11
         ------------------------------------------

         A.       THE REORGANIZATION CASE
                  -----------------------

                  On the Filing Date, the Debtor filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. Since the Filing Date, the Debtor has continued to act as a debtor in possession under applicable provisions of the Bankruptcy Code.

         B.       APPOINTMENT OF THE CREDITORS COMMITTEE

                  On February 25, 1997, the United States Trustee for the Southern District of Ohio (the "Trustee") filed its NOTICE OF APPOINTMENT OF COMMITTEE OF UNSECURED CREDITORS in the Reorganization Case (the "Committee"). On July 28, 1997, the Trustee filed an amendment to the Notice, adding an additional member to the Committee. The members of the Committee currently are as follows:

                  The Harris Semiconductor Sector of Harris Corp.
                  Beach Mold & Tool, Inc.
                  VeSStal Associates
                  Symbios Logic
                  Orbit Semiconductor
                  Playboy Enterprises, Inc.
                  GP Batteries (USA)
                  Crain Communications, Inc.
                  AT&T Capital Corporation
                  James M. Lawrence, Jr.

Pursuant to authorization by the Bankruptcy Court, the Committee employed the law firm of Thompson, Hine & Flory LLP to represent it in this Reorganization Case.
                  Official committees appointed under Section 1102 of the Bankruptcy Code have, among other rights, the right to (1) consult with a debtor concerning administration of the case, (2) investigate the acts, conduct, assets, liabilities and financial condition of the debtor, the operation of the debtor's business, and any other matter relevant to the case or to the formulation of a plan, and (3) participate in the formulation and acceptance or rejection of a plan. The Committee and its counsel have been active participants in this Reorganization Case and in the formulation and negotiation of the Plan. On behalf of the general unsecured creditors in the Reorganization Case, the Committee and its counsel have stated that they believe confirmation of the Plan is in the best interests of creditors (see, the letter from the Committee attached hereto as Exhibit 5) and have agreed to support and cooperate with the efforts of the Debtor to obtain approval of the Plan from the Bankruptcy Court and to implement the Plan and related transactions.

         C.       THE FOOTHILL DIP CREDIT FACILITY
                  --------------------------------

                  To fund its ongoing business operations during the pendency of the Reorganization Case and to enable the Debtor to sell its assets on a going-concern basis, the Debtor negotiated a debtor in possession financing facility (the "Foothill DIP Credit Facility") with its prepetition lender, Foothill Capital Corporation ("Foothill"). As indicated earlier, under the Debtor's prepetition financing arrangements, Foothill had been granted liens on and security interests in substantially all of the Debtor's assets. As of the Filing Date, Foothill was owed approximately $3,700,000, and the value of the collateral securing that obligation substantially exceeded the amount of Foothill's claims.

                  The Foothill DIP Credit Facility, subject to various limitations and conditions, provided for a total credit availability of $1,000,000, and was intended to provide sufficient funds to permit the Debtor to effectuate an orderly liquidation of its business and assets and enable the Debtor on a limited basis to convert existing raw materials and work in process to finished goods. Obligations under the Foothill DIP Credit Facility were secured by substantially all of the Debtor's pre- and post-petition assets. Under the terms of the Foothill DIP Credit Facility, proceeds from the sale of any of the Debtor's assets subject to Foothill's liens and security interests were to be delivered to Foothill, to be applied against the Debtor's pre- and post-petition obligations.

         D.       SALE OF THE DEBTOR'S ASSETS
                  ---------------------------

                  Effective as of March 21, 1997, the Debtor entered into an Asset Purchase Agreement (the "Purchase Agreement") with Escort Acquisition Corporation ("EAC"), pursuant to which EAC offered to purchase substantially all of the radar detector-related assets of the Debtor and the Debtor's real estate assets and to assume certain of the Debtor's executory contracts and unexpired leases. On April 7, 1997, the Bankruptcy Court entered its ORDER (a) AUTHORIZING SALE OF ASSETS PURSUANT TO 11 U.S.C. Section 363(b); (b) APPROVING ASSUMPTION AND ASSIGNMENT OF EXECUTORY CONTRACTS

AND UNEXPIRED LEASES, AND (C) APPROVING FORM OF NOTICE (the "Sale Order"), whereby the Bankruptcy Court, among other things, approved the terms of the Purchase Agreement and authorized the sale of the Debtor's subject assets to EAC for the total purchase price of $11,303,446.48.

                  Pursuant to the terms of the Asset Purchase Agreement between the Debtor and EAC (the "EAC Asset Purchase Agreement"), closing of the sale of the Business occurred on April 10, 1997 (the "Business Closing"). At the Business Closing, two escrows were established. The first, in the amount of $250,000, was set up to cover claims for indemnification relating to the Business (the "Business Escrow"). The second escrow held the Deed to the Real Estate (the "Deed") and EAC's $400,000 deposit on the Real Estate (the "Real Estate Escrow"). From the proceeds of the Business Closing, the Debtor fully satisfied its obligations to Foothill.(2)

                  The closing of the sale of the Real Estate was scheduled to occur on or before July 6, 1997 (the "Real Estate Closing Date"). Prior to that date, EAC asserted certain defaults on the part of the Debtor with respect to the Real Estate relating primarily to title, survey and alleged environmental conditions. On July 2, 1997, counsel for EAC notified the Debtor "that in accordance with Paragraph 10 of the [EAC] Asset Purchase Agreement, [EAC] has been relieved of its obligation to close on the purchase of Real Estate because of the failure of various conditions precedent" and demanded return of the funds held in the Real Estate Escrow. On the Real Estate Closing Date, the Debtor was prepared to tender the Deed and close the Real Estate portion of the EAC Sale Transaction. However, EAC refused to accept delivery of the Deed and refused to close the Real Estate portion of the EAC Sale Transaction.

                  EAC also asserted certain claims against the Business Escrow, totaling $222,775.39, relating to alleged environmental conditions, customer deposits, credit card sales after the Business Closing, and certain equipment alleged to be included within the equipment acquired by EAC as part of EAC's acquisition of the Business.


-------------------

(2) Foothill has filed a Complaint in the Debtor's chapter 11 case, alleging that it is entitled to a $450,000 Early Termination Premium. The Debtor has filed a Motion to Dismiss that Complaint, which is under submission to the Bankruptcy Court. See discussion in Section IV.F. below.

                  Faced with EAC's refusal to close its purchase of the Real Estate, the Debtor renewed its efforts to market the Real Estate. As a result of those efforts, the Debtor received a proposal to purchase the Real Estate from Home Depot U.S.A., Inc. ("Home Depot") for $4,900,000. Consequently, on August 26, 1997, the Debtor filed its MOTION FOR ORDER (a) GRANTING AUTHORITY TO SELL REAL ESTATE ASSETS PURSUANT TO 11 U.S.C. Section 363(b); (b) ESTABLISHING AUCTION PROCEDURES; (C) SETTING A HEARING DATE ON SALE; AND (D) APPROVING FORM OF NOTICE, seeking authority to sell the Real Estate to Home Depot or such other Qualified Bidder that submits the highest and best bid. On October 15, 1997, the Bankruptcy Court approved the sale of the Real Estate to Home Depot for $4,900,000, and the closing is now expected to occur in January, 1998.

                  In light of the then contemplated sale of its Real Estate to Home Depot, on September 3, 1997, the Debtor filed its MOTION FOR ORDER AUTHORIZING SETTLEMENT AND COMPROMISE WITH ESCORT, INC. (the "Settlement Motion"), pursuant to which the Debtor sought approval of, and authorization to enter into, a Settlement Agreement with Escort, Inc., f/k/a Escort Acquisition Corp. On October 9, 1997, the Bankruptcy Court entered its order granting the relief sought in the Settlement Motion.

                  Since the Petition Date, and in addition to the above-described sale of its radar detector business and Real Estate, the Debtor has entered into a series of asset sale transactions, pursuant to which the Debtor has sold a portion of its cordless telephone and wireless data modem businesses and assets, as well as certain other inventories, repair parts and equipment, generating sale proceeds in excess of $500,000. The Debtor continues to market its remaining assets, including its remaining cordless telephone assets, the value of which the Debtor estimates to be less than $300,000.

         E.       CLAIMS PROCESS AND BAR DATES
                  ----------------------------

                  By order dated May 7, 1997, the Bankruptcy Court established July 15, 1997 (the "Claims Bar Date") as the last date by which all claimants must File proofs of Claim or be barred from asserting any claim against the Debtor and from voting upon or receiving distributions under the Plan. By the Claims Bar Date, approximately 900 claims were filed against the Debtor. Of those, approximately 600 represented general claims (e.g., vendor, major retail customer claims), and 300 represented customer warranty claims. The Debtor has retained WRGruber & Associates, Inc. to provide computerized claims, objection and balloting database services, and to provide expertise and consultation and assistance in claims and ballot processing.

                  A number of Disputed Claims are material and the total amount of all Claims, including Disputed Claims, is materially in excess of the total amount of Allowed Claims assumed in the development of the Plan. See "Distributions Under the Plan -- Estimations of Claims and Interests."

         F.       CERTAIN CLAIMS
                  --------------

                  1.       FOOTHILL'S CLAIM FOR EARLY TERMINATION PREMIUM
                           ----------------------------------------------

                  As previously described, the Debtor's sale of certain of its assets to EAC generated proceeds in excess of that necessary to satisfy its outstanding obligations to Foothill under both the Pre-Petition Loan Agreement and the Post-Petition Credit Facility, and on April 11, 1997, the Debtor wire transferred to Foothill the sum of $3,790,721.60 in payment thereof. Foothill, however, asserted that in addition to the sums transferred, it was entitled to recover an "Early Termination Premium" in the amount of $450,000. When the Debtor refused to transfer the additional amount, Foothill filed its COMPLAINT FOR DECLARATORY JUDGMENT TO DETERMINE VALIDITY, PRIORITY AND EXTENT OF LIEN (the "Foothill Complaint"). The Debtor has filed its MOTION TO DISMISS COMPLAINT FOR DECLARATORY JUDGMENT TO DETERMINE VALIDITY, PRIORITY AND EXTENT OF LIEN, asserting that Foothill is not entitled to recovery of the Early Termination Premium and that the Foothill Complaint fails to state a claim upon which relief can be granted. As of the date hereof, the Bankruptcy Court has not entered a decision with respect to the Debtor's Motion.

                  2.       CIT'S CLAIMS
                           ------------

                  After the EAC Sale Motion was filed, it was determined by The CIT Group/Equipment Financing, Inc. ("CIT") and the Debtor that certain pieces of equipment included in the assets to be sold to EAC pursuant to the EAC Sale Motion (the "CIT Equipment") were the subject of prepetition leases between CIT, as lessor, and the Debtor, as lessee (the "CIT Leases"). Accordingly, CIT asserted that a portion of the proceeds of the sale to EAC were properly payable to CIT in respect of the CIT Leases (the "CIT Claim"). CIT consented to the EAC Sale Motion so long as the EAC Sale Order contained certain conditions regarding the CIT Equipment, the CIT Leases and resolution of the CIT Claim. Consequently, with respect to CIT, the EAC Sale Order provided that the Debtor was required to deposit $1,450,000 from the sale proceeds in an interest-bearing escrow account (the "CIT Escrow"). Furthermore, the EAC Sale Order provided that payments from the CIT Escrow were only to be made upon the entry of a final order approving the resolution of the CIT Claim.

                  Following entry of the EAC Sale Order, the Debtor, after consulting with the Committee, entered into settlement negotiations with CIT regarding the resolution of the CIT Claim. Those settlement negotiations resulted in an agreement (the "CIT Settlement") between the Debtor, the Committee and CIT that $1,150,000 should be paid to CIT from the CIT Escrow on account of the sale of the CIT Equipment to EAC. On July 8, 1997, the Bankruptcy Court entered its STIPULATION AND AGREED ORDER RESOLVING CLAIM HELD BY THE CIT GROUP/EQUIPMENT FINANCING, INC. ARISING FROM SALE OF CERTAIN ASSETS TO ESCORT ACQUISITION CORPORATION, approving the terms of the CIT Settlement.

                  3.       CLAIM OF JAMES L. JAEGER
                           ------------------------

                  On June 18, 1997, James L. Jaeger ("Jaeger"), a former director of the Debtor, filed a general unsecured claim in the amount of $1,564,087.18 (the "Jaeger Claim"). The Jaeger Claim, which is the largest unsecured claim Filed against the Debtor, seeks indemnification from the Debtor for payments made by Jaeger as part of the settlement of the Class Action Litigation. The Debtor has Filed an objection to the Jaeger Claim seeking, among other things, an order of the Bankruptcy Court subordinating the Jaeger Claim. Consequently, the Jaeger Claim has not been included in the Debtor's estimate of Allowed Claims in Claim Class 4.

                  4.       PROFIT SHARING CLAIMS
                           ---------------------

                  On or about July 11, 1997, the Cincinnati Microwave, Inc. Profit-Sharing Plan (the "Profit-Sharing Plan") filed its proof of Claim, asserting a priority Claim in the amount of $418,842.24 (the "Profit-

Sharing Claim"), based on the Debtor's alleged failure to make contributions on behalf of employee participants as required under the terms of certain documents governing the Profit-Sharing Plan. In addition to the Profit-Sharing Claim, the Debtor's former employees/participants were either scheduled as holding Claims relating to the Profit-Sharing Plan and/or have Filed separate Claims relating to the Profit-Sharing Plan and the amounts allegedly due thereunder (collectively, the "Employee Profit-Sharing Claims"). The Debtor is presently reviewing both the Profit-Sharing Claim and the Employee Profit-Sharing Claims, and expects to seek an order of the Bankruptcy Court that, among other things, disallows either the Profit-Sharing Claim or the Employee Profit-Sharing Claims on the basis that each is duplicative of the other.

         G.       THE WHISTLER LITIGATION
                  -----------------------

                  On June 27, 1996, the Debtor filed suit in the United States District Court for the Southern District of Ohio, Western Division (the "District Court"), against Whistler Corporation of Massachusetts and Dynatech Corporation (the "Defendants"). The Complaint seeks damages for infringement of a certain patent referred to as the `542 Patent and an injunction against the Defendants' continued infringement of the `542 Patent.

                  On August 27, 1996, the Defendants filed their Answer and Counterclaim, in which they asserted, among other things, that the `542 Patent was invalid (the "Whistler Counterclaim"). On April 10, 1997, in connection with the sale of its radar detector business to EAC, the Debtor sold the `542 Patent to EAC, subject to an agreement on the division between the Debtor and EAC of the recovery or settlement for infringement based upon the number of infringing units sold by the Defendants before and after such closing date. On July 29, 1997, the Bankruptcy Court entered a Stipulation and Agreed Order Modifying Automatic Stay to Liquidate Counterclaim in Patent Litigation, which modified the automatic stay in the Debtor's Reorganization Case to allow the Defendants to proceed to attempt to liquidate, but not execute on, the Whistler Counterclaim. The Whistler Litigation has been restored to the active docket of the District Court and EAC is being added as a party plaintiff, in view of its present ownership of the `542 Patent and its interest in the recovery or settlement proceeds. The parties have commenced discovery and trial is scheduled for October, 1998. The Committee, subject to Bankruptcy Court approval, will be responsible for decisions relating to the prosecution and settlement of the Whistler Litigation, including but not limited to all action taken by counsel on behalf of the Estate in connection therewith.

         H.       THE SHAREHOLDER LITIGATION
                  --------------------------

                           Prior to the Petition Date, in October and November,
1995, four shareholder lawsuits were filed against the Debtor in the District Court. On or about January 9, 1996, those four separate lawsuits were consolidated, and, on February 23, 1996, the plaintiffs in those lawsuits (collectively the "Class Action Plaintiffs") filed an Amended Complaint asserting claims against the Debtor and certain other defendants (collectively the "Defendants"), on behalf of all purchasers of the Debtor's common shares on the open market between July 12, 1995 and October 13, 1995, and who suffered damages, and on behalf of all persons who purchased the Debtor's common shares pursuant or traceable to an August 24, 1995 public offering of 4,600,000 common shares between August 24, 1995 and October 13, 1995, and who suffered damages as a result. The Class Action Plaintiffs asserted claims against the Debtor and the Defendants for violations of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934 and for violations of the common law of negligent misrepresentation and fraud.

                           Because of the parties' desire to avoid protracted
and expensive litigation, prior to the Filing Date the Class Action Plaintiffs and the Debtor commenced negotiations toward a "global" resolution of the Shareholder Litigation. The negotiations themselves proved difficult and time-consuming. Notwithstanding, as a result of those negotiations the parties agreed, subject to the approval of this Court, to settle the Shareholder Litigation (the "Settlement") under the following terms: (a) the Class Action Plaintiffs would be afforded an allowed general unsecured claim against the Debtor in the amount of $600,000 (the "Claim"); and (b) in the event the Class Action Plaintiffs received a distribution of cash and shares on account of the Claim, the Class Action Plaintiffs would have the option to convert the cash portion of the distribution received on account of the Claim to shares, based on the same per share value as accorded to the distributed shares. On March 28, 1997 the Debtor filed its MOTION TO APPROVE

SETTLEMENT OF SHAREHOLDER LITIGATION, seeking approval of the Settlement. On or about April 15, 1997 the Committee filed its objection to that motion, based on the argument that under section 510(b) of the Bankruptcy Code, the claims of the Class Action Plaintiffs in the Shareholder Litigation must be subordinated to general unsecured claims and, therefore, that the proposed settlement of the Shareholder Litigation in which the Class Action Plaintiffs would have an allowed general unsecured claim in the amount of $600,000 was inappropriate. On June 25, 1997, the Bankruptcy Court entered its DECISION AND ORDER ON DEBTOR'S MOTION TO APPROVE SETTLEMENT, in which the Court denied the relief sought in the Debtor's Motion. In so doing, the Bankruptcy Court agreed with the Committee that to the extent the Class Action Plaintiffs had any claims against the Debtor, those claims are subordinated pursuant to Bankruptcy Code section 510(b).

V.       DISTRIBUTIONS UNDER THE PLAN
         ----------------------------

         A.       GENERAL
                  -------

                  1.       TIMING
                           ------

                           a.       UNIMPAIRED CLAIMS
                                    -----------------

                           Distributions on account of Claims in Classes 1
through 3 that are allowed as of the Effective Date will be made on the Effective Date. Distributions to be made on the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable but in any event no later than 60 days after the Effective Date. Distributions on account of Class 3 Claims that are Disputed Claims as of the Effective Date will be made on the later of: (i) the date such Claim would have been payable, had such Claim been an Allowed Claim as of the Effective Date, or (ii) within 60 days after such Disputed Class 3 Claim becomes an Allowed Claim.

                           b.       CLASS 4 CLAIMS
                                    --------------

                  Distributions on account of Class 4 Claims that are Allowed Claims as of the Effective Date will be made on the Effective Date, subject to the incremental distribution provisions. Distributions hereunder will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable but in any event no later than 60 days after the Effective Date. Provided that the cash available for distribution is in excess of $1,000,000, distributions on account of Class 4 Claims that are Disputed Claims as of the Effective Date will be made beginning on a date that is 30 days after the end of the calendar quarter following the Effective Date during which such Disputed Class 4 Claim becomes an Allowed Claim. In the event the cash available for distribution hereunder is less than $1,000,000, the Liquidating Trustee, with the consent of the Committee, may defer such distribution until the next calendar quarter in which the cash available for distribution exceeds $1,000,000, provided, however, that regardless of the cash available for distribution under this section, the Liquidating Trustee will, no later than 30 days after the anniversary of the Effective Date, and each year thereafter, make all distributions on account of any Disputed Class 4 Claim that has become an Allowed Claim during the preceding year.

                           c.       CLASS 5 CLAIMS
                                    --------------

                  Distributions on account of Allowed Class 5 Claims will be made beginning on the date that is 30 days after the end of the calendar quarter following the date upon which all Class 4 Claims, as Allowed, have been paid in full.

                           d.       CLASS 6 CLAIMS AND CLASS 7 INTERESTS
                                    ------------------------------------

                  Distributions on account of Allowed Class 6 Claims and Allowed Class 7 Interests will be made beginning on the date that is 30 days after the end of the calendar quarter following the date upon which all Class 5 Claims, as Allowed, have been paid in full.

                  2.       ASSETS AVAILABLE FOR DISTRIBUTION
                           ---------------------------------

                  As of the date hereof, the only available assets for distribution are the cash proceeds received by the Debtor as a result of sale of its assets and businesses and other miscellaneous income. As indicated earlier, the Debtor, through the Liquidating Trustee, intends to seek recovery of transfers made prior to the Filing Date (see Article II.D. hereof) and presently expects to receive a significant recovery as a result of the Whistler Litigation (see Article IV.F. hereof). Consequently, the actual ultimate Distributable Assets available may be considerably in excess of that presently held by the Debtor.

Additionally, the actual ultimate aggregate amount of Allowed Claims in any Class might differ significantly from the Debtor's estimates. Accordingly, the amount of the distributions that will ultimately be received by any particular holder of an Allowed Claim may be adversely affected by the aggregate amount of Claims ultimately allowed. In addition, the amount of any Disputed Claim that ultimately is allowed by the Bankruptcy Court may be significantly less than the amount of the Disputed Claim asserted by the holder thereof. The number of Disputed Claims and aggregate dollar amount thereof may be substantial. Moreover, until Disputed Claims are resolved, the distributions, if any, to be received by holders of Allowed Claims under the periodic incremental method of distribution envisioned by the Plan will likely be significantly less than the amount, if any, ultimately paid on account of such Claims.

                  Under the Plan, any excess funds remaining in the (a) Operating Reserve Account after full administration of the Plan, (b) the Disputed Administrative Claims Account, (c) the Disputed Class 3 Claims Account, and/or (d) the Disputed Class 4 Claims Account will become part of the Net Distributable Assets and subject to distribution to holders of Allowed Claims. If established, the Disputed Administrative Claims Account, will be funded in an amount equal to the face amount of the Disputed Administrative Claims. Upon resolution of each Disputed Administrative Claim, the net remaining balance, if any, of such sums allocated to such resolved Disputed Administrative Claim will immediately become part of the Net Distributable Assets and subject to distribution to holders of Allowed Claims. If established, the Disputed Class 3 Claims Account will be funded in an amount equal to the face amount of the Disputed Class 3 Claims. Upon resolution of each Disputed Class 3 Claim, the net remaining balance, if any, of such sums allocated to such resolved Disputed Class 3 Claim will immediately become part of the Net Distributable Assets and subject to distribution to holders of Allowed Claims. If established, the Disputed Class 4 Claims Account will be funded in an amount equal to the initial distribution and any subsequent additional distributions upon such distribution dates which would have been received by holders of such Disputed Class 4 Claims had such Claims been Allowed Claims on the Effective Date. Upon resolution of each Disputed Class 4 Claim, the net remaining balance, if any, of such sums allocated to such resolved

Disputed Class 4 Claim will immediately become part of the Net Distributable Assets and subject to distribution to holders of Allowed Claims.

                  The estimate as to the amount of the Distributable Assets necessary to fund the Operating Reserve Account, to a large extent, is based upon a conservative evaluation of the costs and expenses to be incurred by the Liquidating Trustee in administering the estate, including resolving certain Disputed Claims and prosecuting certain actions to recover property of the Estate. Accordingly, should such actions be resolved more quickly than expected and/or at lower costs and expenses than those envisioned at this time, or should the resolution of such Disputed Claims be for amounts less than those presently estimated by the Debtor, or should the prosecution of recovery actions result in recoveries greater than those contemplated by the Debtor, additional funds may be available for distribution.

                  In addition to costs and expenses to be incurred in administering the Plan, the Debtor has estimated the amount of costs and expenses that the Debtor believes it will incur prior to Confirmation of the Plan. To some extent, those pre-Confirmation costs and expenses are based on an evaluation of certain Disputed Claims and the costs and expenses which will likely be incurred in resolving such Claims, as well as certain potential recovery actions and the costs and expenses to be incurred in investigating certain pre-petition activities of the Debtor and certain other parties. To the extent the Debtor is able to resolve such Disputed Claims and/or prosecute such recovery actions quicker than expected and/or at lower costs and expenses than those envisioned at this time, additional funds may be available and, if so, such funds will be deposited into the Claims Reserve Account.

                  3.       DISBURSING AGENT
                           ----------------

                  The Plan provides that the Liquidating Trustee, or such Disbursing Agent as the Liquidating Trustee may employ, with the consent of the Committee or, if necessary, Bankruptcy Court approval, will make all distributions under the Plan.

         B.       OBJECTIONS TO CLAIMS AND AUTHORITY
                  TO PROSECUTE OBJECTIONS
                  ----------------------------------

                  On the Effective Date, the Liquidating Trustee will deliver to the Committee its analysis of Allowed Claims and Claims that are or may become Disputed Claims. Unless another date is established by the Bankruptcy Court, all objections to Claims will be Filed and served on the holders of such Claims by the later of: (1) 45 days after the Effective Date, and (2) 90 days after a particular proof of Claim has been Filed. If an objection has not been Filed to a proof of Claim or a scheduled Claim that relates to a Disputed Claim by the objection bar dates established herein, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier. After the Effective Date, the Liquidating Trustee will have the authority to File objections, settle, compromise, withdraw, or litigate to judgment objections to Claims. The Committee, as a party in interest in this Reorganization Case, also will have the right to object to the allowance of any Claim(s), including but not limited to, any Administrative, Priority Tax, Secured or Unsecured Claim, but in general, the Committee does not expect, absent special circumstances, to object to Claims that are the subject of an objection by the Liquidating Trustee. After the Effective Date, the Liquidating Trustee may settle or compromise any Disputed Claim subject to the following described settlement guidelines:

                           1. Settlements of Claims for an Allowed Claim of
$10,000 or less, or settlements where the difference between the scheduled claim and settlement amount is $10,000 or less, do not require the review or approval of the Court of any other party in interest. The Liquidating Trustee will periodically submit status reports to the Committee indicating all relevant information regarding the settlement, including the identity of the claimant, the settlement amount and, as applicable, the scheduled amount and/or the proof of claim amount.

                           2. Settlements of Claims for an Allowed Claim where
the difference between the scheduled claim and the settlement amount is in excess of $10,000 and less than $250,000 will be submitted to the Committee for approval. Each proposed settlement agreement will be accompanied by a written summary of the controversy and a brief explanation as to why the settlement is favorable to the

Estate. Unless the Committee delivers to the Liquidating Trustee a written objection to the proposed settlement within 14 days after submission of such proposed settlement, the settlement will be deemed approved without Bankruptcy Court approval. In the event the Committee objects to a proposed settlement, the Liquidating Trustee will not be permitted to enter into the proposed settlement without prior Bankruptcy Court approval, after notice and opportunity for hearing.

                           3. Settlements of Claims for an Allowed Claim where
the difference between the scheduled Claim and the settlement amount is in excess of $250,000 will be submitted to the Bankruptcy Court for approval.

         C.       DISPUTED CLAIMS
                  ---------------

                  Notwithstanding any contrary provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim. For the purpose of receiving any distribution under the Plan, any Claim asserted in a proof of Claim will be considered a Disputed Claim in its entirety if an objection to any portion of such Claim is timely Filed.

         D.       MISCELLANEOUS DISTRIBUTION PROVISIONS
                  -------------------------------------

                   1.       DELIVERY OF DISTRIBUTIONS
                            -------------------------

                  Distributions to holders of Allowed Claims will be made: (a) at the addresses set forth on the respective proofs of Claim Filed by such holders, (b) at the addresses set forth in any written notices of address change delivered after the date of any related proof of Claim, or (c) at the addresses reflected in the Debtor's Schedule of Liabilities if no proof of Claim has been Filed and no written notice of a change of address has been received.

                  2.       UNCLAIMED OR UNDELIVERABLE DISTRIBUTIONS
                           ----------------------------------------

                  If any Claim holder's distribution is returned to the Liquidating Trustee or the Disbursing Agent as undeliverable, no further distributions will be made to such holder unless and until the Liquidating Trustee or Disbursing Agent is notified in writing of such holder's then-current address. Undeliverable distributions will remain in the possession of the Liquidating Trustee or Disbursing Agent until such time as a distribution becomes deliverable.

                  Within 30 days after the end of each calendar quarter following the Effective Date, the Liquidating Trustee or Disbursing Agent will make all distributions that become deliverable during the preceding calendar quarter.

                  Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution within 12 months after the Effective Date will have no recourse to the Net Distributable Assets and will receive no distribution on account of such Claim. Such unclaimed undeliverable distributions will become part of the Distributable Assets and made available for distribution pursuant to the terms of the Plan.

                  3.       TAX REQUIREMENTS
                           ----------------

                  In connection with the Plan, and to the extent applicable, the Reorganized Debtor will comply with all withholding and reporting requirements imposed by federal, state and local taxing authorities, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements.

VI.      ADDITIONAL INFORMATION CONCERNING THE PLAN
         ------------------------------------------

                  The following is a summary of certain additional information concerning the Plan. This summary is qualified in its entirety by reference to the provisions of the Plan.

         A.       CLASSIFICATION AND TREATMENT OF
                  CLAIMS AND INTERESTS
                  -------------------------------

                  The classification and treatment of Claims and Interests is set forth above. See Article II.C. All Claims and Interests, except Administrative Claims, are placed in the Classes described above. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims have not been classified and thus are excluded from the above-described Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

                  1.       ADMINISTRATIVE CLAIMS
                           ---------------------

                  Administrative Claims include ordinary costs and operating expenses incurred by the Debtor after the Petition Date, as well as fees and expenses of Professionals for legal, financial advisory, accounting and other services. In addition to the types of Administrative Claims described above, section 503(b) of the Bankruptcy Code provides for payment of the compensation or reimbursement of expenses to certain entities making a "substantial contribution" to the Reorganization Case and to attorneys for and other professional advisors to such entities. The amounts, if any, that such entities will or may seek for such compensation or reimbursement are not known to the Debtor at this time. Requests for such compensation or reimbursement must be approved by the Bankruptcy Court after notice and a hearing at which the Debtor and other parties in interest may participate and, if appropriate, object to the allowance of any such compensation or reimbursement.

                  Except as to Administrative Claims of Professionals or other entities requesting compensation and/or reimbursement of expenses or except to the extent previously allowed by the Bankruptcy Court, all requests for payment of Administrative Claims, including Administrative Claims for any federal, state or local taxes, or for interest or penalties related to such taxes, must be Filed no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File a request for payment of such Claims and that do not File a request by the applicable bar date will be forever barred from asserting such Claims against the Debtor, the Reorganized Debtor, the Liquidating Trustee or their respective assets. Administrative Claims will be paid in full in (unless the holder of such Claim agrees to other treatment) on the latest of: (a) the Effective Date, (b) 30 days after the date on which an order allowing such Claim becomes a Final Order or (c) such other time or times that are agreed to by the holder of the Administrative Claim and the Liquidating Trustee.

                  All Professionals or other entities requesting compensation and/or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date must File an application for final allowance of compensation and reimbursement of expenses no later than 45 days after the Effective Date. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed no later than 75 days after the Effective Date. Professionals and other entities requesting compensation or reimbursement of expenses that are required to File an application for payment and that do not File an application by the applicable bar date will be forever barred from asserting Claims against the Debtor, the Reorganized Debtor, the Liquidating Trustee, or their respective assets.

         B.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                  ----------------------------------------

                  1.       GENERALLY
                           ---------

                  Under section 365 of the Bankruptcy Code, the Debtor has the right, subject to Bankruptcy Court approval, to assume or reject any executory contracts or unexpired leases. If an executory contract or unexpired lease entered into before the Petition Date is rejected by the Debtor, it will be treated as if the Debtor breached such contract or lease on the date immediately preceding the Petition Date, and the other party to the agreement may assert an Unsecured Claim for damages incurred as a result of the rejection.

                  2.       REJECTION OF EXECUTORY CONTRACTS
                           AND UNEXPIRED LEASES
                           --------------------------------

                  Except for executory contracts or unexpired leases that were previously assumed or rejected by an order of the Bankruptcy Court, each executory contract and unexpired lease entered into by the Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejection, as of the Confirmation Date.

                  If the rejection of an executory contract or unexpired lease gives rise to a Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtor, the Reorganized Debtor, the Liquidating Trustee and/or the Estate or their respective assets, unless a proof of Claim is Filed within 30 days after the Effective Date.

         C.       VESTING OF PROPERTY OF DEBTOR
                  -----------------------------

                  The Debtor, as Reorganized Debtor, will continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law. On or after the Effective Date, the Distributable Assets will vest in the Liquidating Trustee, and the Liquidating Trustee will remain in existence until the Distributable Assets have been wholly converted to cash or liquid assets, or abandoned, and all costs, expenses and obligations incurred in administering the Plan have been fully paid and discharged, and all remaining income, proceeds and product of the Distributable Assets have been distributed in accordance with the Plan. Upon consummation of the Plan, the closing of the Reorganization Case and the entry of a final decree, the Reorganized Debtor will be dissolved, without any further required action.
         D.       STANDING OF COMMITTEE AND DIVISION OF DUTIES WITH LIQUIDATING
                  TRUSTEE
                  -------------------------------------------------------------

                  The Committee will continue to exist after the Effective Date until such time all Distributable Assets have been fully distributed by the Liquidating Trustee in accordance with the Plan.

                  1.       OVERSIGHT REGARDING ADMINISTRATION OF THE PLAN
                           ----------------------------------------------

                           The Committee's primary purpose will be to oversee
and consult with the Liquidating Trustee in regard to all aspects of administration of the Plan, including (i) the review, prosecution and/or compromise of objections to Claims, (ii) the investigation, commencement, prosecution and, to the extent applicable, compromise of any Avoidable Transfer Claim, and (iii) the amount and timing of distributions under the Plan. The Liquidating Trustee will, on an as-needed basis, report to and confer with the Committee in advance regarding any material action to be taken by the Liquidating Trustee and/or any Professionals employed by the Liquidating Trustee.

                  2.       OBJECTIONS TO CLAIMS
                           --------------------

                           As set forth in Art. V.B. hereof, the Liquidating
Trustee will be primarily responsible for the prosecution of objections to Claims, and will be empowered to File, settle, compromise, withdraw, or litigate to judgment objections to Claims. The Committee, as a party in interest in this Reorganization Case, also will have the right to object to the allowance of any Claim(s), including but not limited to, any Administrative, Priority Tax, Secured or Unsecured Claim, but in general, the Committee does not expect, absent special circumstances, to object to Claims that are the subject of an objection by the Liquidating Trustee.

                  3.       PROSECUTION OF CAUSES OF ACTION AND AVOIDABLE
                           TRANSFER CLAIMS
                           ---------------------------------------------

                           As set forth in the Plan and in Art. II.B. hereof,
the Liquidating Trustee will be primarily responsible for the prosecution and defense of any causes of action affecting the operation of the Plan which may or might arise under the provisions of the Bankruptcy Code and/or any applicable state law, including but not limited to those causes of action set forth in sections 542 through 553 of the Bankruptcy Code. The Liquidating Trustee will retain and will be primarily responsible for the enforcement of any claims, rights and causes of action that the Debtor or Reorganized Debtor may hold against any entity, including any Avoidable Transfer Claim. The Liquidating Trustee will advise the Committee, in advance, of its decision with respect to the prosecution of any such claim, right and/or cause of action, including but not limited to Avoidable Transfer Claims. In the event the Liquidating Trustee decides to not prosecute any such claim, right and/or cause of action, the Committee will be permitted with prior Bankruptcy Court approval, to pursue such prosecution.

                  4.       PROSECUTION OF THE WHISTLER LITIGATION
                           --------------------------------------

                           As set forth in Art. IV.G. hereof, the Committee,
subject to Bankruptcy Court approval, will be responsible for decisions relating to the prosecution and settlement of the Whistler Litigation, including but not limited to all action taken by counsel on behalf of the Estate in connection therewith.

                  5.       EMPLOYMENT OF PROFESSIONALS BY THE COMMITTEE
                           --------------------------------------------

                           The Committee may employ such Professionals as it
deems necessary to carry out its duties hereunder. Such Professionals will be compensated for services rendered on or after the

Effective Date in a manner consistent with payment of services of Professionals employed by the Liquidating Trustee.

         E.       LIMITATION OF LIABILITY
                  -----------------------

                  The Debtor, the Reorganized Debtor, the Liquidating Trustee and the Committee, and their respective directors, officers, employees, members and Professionals will neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan. However, the foregoing provisions will have no effect on the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

         F.       MODIFICATION OF THE PLAN; REVOCATION OF THE PLAN; SEVERABILITY
                  --------------------------------------------------------------

                  The Debtor reserves the right to (1) subject to Bankruptcy Court approval, alter, amend or modify the Plan in any respect prior to substantial consummation of the Plan, whether or not the Plan has been accepted by creditors or other conditions to Confirmation have been satisfied, provided, however, that any such alterations, amendments, or modifications will be subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, and (2) revoke or withdraw the Plan prior to the Confirmation Date. Depending on the nature and timing of such amendment or withdrawal, notice and a hearing may be required before any such amendment or withdrawal that would materially and adversely affect any Class of creditors becomes effective. If the Debtor revokes or withdraws the Plan, or if Confirmation does not occur, then the Plan will be null and void in all respects and nothing contained in the Plan will constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or prejudice in any manner the rights of the Debtor. If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision so held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and in no way will be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide in substance that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

VII.     VOTING AND CONFIRMATION OF THE PLAN
         -----------------------------------

                  To confirm the Plan, the Bankruptcy Code requires that the Bankruptcy Court make a series of findings concerning the Plan and the Debtor including that (i) the Plan has classified Claims and Interests in a permissible manner; (ii) the Plan complies with the applicable provisions of the Bankruptcy Code; (iii) the Plan proponents have complied with the applicable provisions of the Bankruptcy Code; (iv) the Plan proponents have proposed the Plan in good faith and not by any means forbidden by law; (v) the disclosure as required by section 1125 of the Bankruptcy Code has been made; (vi) the Plan has been accepted by the requisite votes of creditors; (vii) the Plan is in the "best interests" of all holders of Claims or Interests in an impaired Class by providing on account of such Claims or Interests property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain in a chapter 7 liquidation, unless each holder of a Claim or Interest in such Class has accepted the Plan; and (viii) all fees and expenses payable under 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the hearing on Confirmation, have been paid or the Plan provides for the payment of such fees on the Effective Date.

         A.       VOTING PROCEDURES AND REQUIREMENTS
                  ----------------------------------

                  Pursuant to the Bankruptcy Code, only classes of claims against or equity interests in a debtor that are "impaired" under the terms and provisions of a plan of reorganization are entitled to vote to accept or reject a plan. A class is "impaired" if the legal, equitable, or contractual rights attaching to the claims or interests of that class are modified, other than by curing defaults and reinstating maturity or by payment in full in cash. Classes of Claims and Interest that are not impaired are NOT entitled to vote on the Plan. In addition, Classes of Claims and Interests that receive no distributions under the Plan are deemed to have rejected the Plan. The classification of Claims and Interests is summarized, together with notations as to whether each Class of Claims or Interests is impaired or unimpaired, in Section II.D. hereof - "Classes of Claims and Treatment."

                  1.       VOTE TABULATION
                           ---------------

                  For purposes of voting, the amount of a Claim used to tabulate acceptance or rejection of the Plan will be either (a) the Claim amount listed in the Debtor's Schedules, provided that (i) such Claim is not scheduled as contingent or unliquidated and (ii) such Claim is not scheduled as disputed and no proof of Claim has been timely Filed (or otherwise deemed timely Filed by the Court under applicable law); (b) the liquidated amount specified in a proof of Claim timely Filed with the Bankruptcy Court (or otherwise deemed timely Filed by the Bankruptcy Court under applicable law) to the extent the proof of Claim is not the subject of an objection; or (c) the amount temporarily allowed by the Bankruptcy Court for voting purposes, pursuant to Bankruptcy Rule 3018(a), after notice and a hearing prior to the Voting Deadline. If a creditor casts a ballot and (1) the creditor has not timely Filed a proof of Claim (or has otherwise had such proof of Claim deemed timely Filed by the Bankruptcy Court under applicable law) and is listed on the Debtor's Schedules as holding a Claim that is contingent, unliquidated, or disputed, or (2) the creditor has Filed a proof of Claim and the entirety of the creditor's Claim is the subject of an objection to Claim Filed before the commencement of the Confirmation Hearing, such creditor's ballot will not be counted in accordance with Bankruptcy Rule 3018, unless temporarily allowed by the Bankruptcy Court for voting purposes pursuant to Bankruptcy Rule 3018(a), after notice and a hearing prior to the Voting Deadline. Ballots cast by creditors whose Claims are not listed on the Debtor's Schedules, but who timely file proofs of Claim in unliquidated or unknown amounts that are not the subject of an objection Filed before the commencement of the Confirmation Hearing, will have their ballot counted for satisfying the numerosity requirement of section 1126(c) of the Bankruptcy Code (see Section VII.D. below), but will not have their ballot counted towards satisfying the aggregate amount provisions of that section.

                  Pursuant to section 502 of the Bankruptcy Code and Bankruptcy Rule 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for voting or other purposes. The Debtor may seek an order of the Bankruptcy Court temporarily allowing, for voting purposes only, certain Disputed Claims.

                  VOTING ON THE PLAN BY EACH HOLDER OF AN IMPAIRED CLAIM IS IMPORTANT. YOU SHOULD PROMPTLY COMPLETE, SIGN, AND RETURN THE BALLOT YOU RECEIVE. PLEASE FOLLOW THE DIRECTIONS CONTAINED ON THE ENCLOSED BALLOT CAREFULLY. IF YOU HAVE A CLAIM THAT IS IMPAIRED UNDER THE PLAN ENTITLING YOU TO VOTE AND YOU DID NOT RECEIVE A BALLOT, RECEIVED A DAMAGED BALLOT, OR LOST YOUR BALLOT, PLEASE DIRECT ANY INQUIRIES TO:

                  WR Gruber & Associates, Inc.
                  8520 East Kemper Road
                  Suite #8
                  Cincinnati, Ohio  45249
                  Telephone: (513)  247-0050
                  Facsimile: (513)  247-2415

IF YOU HAVE ANY QUESTIONS CONCERNING THE DISCLOSURE STATEMENT OR THE PLAN, PLEASE CONTACT COUNSEL FOR THE DEBTOR AT THE ADDRESS SPECIFIED BELOW.

                  Votes cannot be transmitted orally. Accordingly, you are urged to return your signed and completed ballot promptly, by mail or by fax to WR Gruber & Associates, Inc. at the address and fax number set out below.

                  TO BE COUNTED, YOUR BALLOT MUST BE RECEIVED BY 5 O'CLOCK P.M., EASTERN TIME, ON THE 5TH DAY OF JANUARY, 1998, AT THE ADDRESS SET FORTH ON THE BALLOT. ALTERNATIVELY, YOU MAY FAX YOUR BALLOT TO WR GRUBER & ASSOCIATES, INC., AT (513) 247-2415, BUT SUCH FAX MUST BE RECEIVED BY 5 O'CLOCK P.M., EASTERN

TIME, ON JANUARY 5, 1998. IT IS OF THE UTMOST IMPORTANCE TO THE DEBTOR THAT YOU VOTE PROMPTLY TO ACCEPT THE PLAN.

         B.       CONFIRMATION HEARING
                  --------------------

                  The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on whether the Debtor has fulfilled the Confirmation requirements of sections 1129 of the Bankruptcy Code. The Confirmation Hearing has been scheduled for January 12, 1998, at 10:00 o'clock a.m., before the Honorable Burton Perlman., United States Bankruptcy Court, Southern District of Ohio, Western Division, 8th Floor, Atrium Two, 221 East Fourth Street, Cincinnati, Ohio 45202. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to Confirmation must be made in writing and must specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim held by the objector. Any such objections must be Filed and served upon the persons designated in the notice of the Confirmation Hearing.

         C.       CONFIRMATION
                  ------------

                  At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the applicable requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for Confirmation are that the
Plan: (1) is accepted by the requisite holders of impaired Classes of Claims and Interests of the Debtor or, if not so accepted, is "fair and equitable" and "does not discriminate unfairly" as to the non-accepting class, (2) is in the "best interests" of each holder of a Claim or Interest in each impaired Class under the Plan, and (3) complies with the applicable provisions of the Bankruptcy Code.

         D.       ACCEPTANCE OR CRAMDOWN
                  ----------------------

                  A plan is accepted by an impaired class of claims if holders of two-thirds in dollar amount and a majority in number of claims of that class vote to accept the plan. Only those holders of claims who actually vote to accept or to reject a plan count in this tabulation. In addition to that voting requirement, section 1129 of the Bankruptcy Code requires that the Plan be accepted by each holder of a Claim or Interest in an impaired Class or that the Plan otherwise be found by the Bankruptcy Court to be in the best interests of each holder of a Claim or Interest in an impaired Class. If an impaired Class does not unanimously accept the Plan, the "best interests" test requires that the Bankruptcy Court find that the Plan provides to each member of such impaired Class a recovery on account of the member's Claim or Interest that has a value at least equal to the value of the distribution that each such member would receive if the Debtor was liquidated under chapter 7 of the Bankruptcy Code. Since the Plan is a liquidating plan, the Debtor believes the Plan satisfies the "best interests" test. In addition, the impaired Classes of the Debtor must accept the Plan for the Plan to be confirmed without application of the fair and equitable test in section 1129(b) of the Bankruptcy Code discussed below.

                  The Bankruptcy Code contains provisions for confirmation of a plan even if it is not accepted by all impaired classes, as long as at least one impaired class of claims has accepted it. Those so-called "cramdown" provisions are set forth in section 1129(b) of the Bankruptcy Code. As indicated above, the Plan may be confirmed under the cramdown provisions if, in addition to satisfying the other requirements of section 1129 of the Bankruptcy Code, it (1) is "fair and equitable" and (2) "does not discriminate unfairly" with respect to each Class of Claims or Interests that is impaired under, and has not accepted, the Plan. The "fair and equitable" standard, also known as the "absolute priority rule," requires, among other things, that unless a dissenting unsecured Class of Claims or a Class of Interests receives full compensation for its Allowed Claims or Allowed Interest, no holder of Allowed Claims or Interests in any junior Class may receive or retain any property on account of such Claims or Interests. The "fair and equitable" standard has also been interpreted to prohibit any Class senior to a dissenting Class from receiving under a plan more than 100% of its Allowed Claims. The Debtor believes that, if necessary, the Plan may be crammed down over the dissent of certain unsecured Classes, in view of the treatment proposed for such Classes.

                  The requirement that the Plan not "discriminate unfairly" means, among other things, that a dissenting Class must be treated substantially equally with respect to other Classes of equal rank. The Debtor does not believe that the Plan unfairly discriminates against any Class that may not accept or otherwise consent to the Plan.

         E.       ALTERNATIVES TO CONFIRMATION OF THE PLAN
                  ----------------------------------------

                  The Debtor has evaluated certain alternatives to the Plan. After studying those alternatives, the Debtor has concluded that the Plan is the best alternative and will maximize recoveries by holders of Claims.

                  If the Plan is not confirmed, the Debtor or any other party in interest in the Reorganization Case could attempt to formulate and propose a different plan or plans of reorganization. Further, if no plan of reorganization can be confirmed, the Reorganization Case may be converted to a chapter 7 case. In a liquidation case under chapter 7, a trustee or trustees would be elected or appointed to liquidate the assets of the Debtor. The proceeds of the liquidation would be distributed to the creditors of the Debtor in accordance with the priorities established by the Bankruptcy Code.

                  Should the Reorganization Case be converted to a case under chapter 7, the amount of liquidation proceeds available to creditors holding general Unsecured Claims would be reduced by the costs and expenses of the liquidation, as well as other administrative expenses of the Debtor's chapter 7 case, including (1) the compensation of one or more trustees, as well as of counsel and of other professionals retained by such trustees, (2) asset disposition expenses, (3) Claims arising from the operation of the Debtor during the pendency of the chapter 7 case, and (4) all unpaid Administrative Claims incurred by the Debtor during the Reorganization Case that are allowed in the chapter 7 case. Accordingly, the Debtor believes that a chapter 7 liquidation of the Debtor would reduce the value to be realized under the Plan by holders of Allowed Claims as well as delaying distributions to such holders.

                  As proposed, the Plan contemplates distribution to holders of Allowed Claims and Interests in accordance with the distributive provisions of chapter 7 of the Bankruptcy Code. Such a plan avoids the additional costs and expenses which would be incurred as a result of a conversion of the Reorganization Case to a case under chapter 7. Consequently, the Debtor believes that the Plan will provide a greater return to holders of Allowed Claims than would a chapter 7 liquidation.

VIII.    RECOMMENDATION AND CONCLUSION
         -----------------------------

                  For all of the reasons set forth in this Disclosure Statement, the Debtor believes that the Confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Debtor urges all holders of Claims to vote to accept the Plan and evidence their acceptance by returning their ballots in the manner provided in Article VII. hereof so that they will be received on or before 5 p.m. Eastern Standard Time on January 5, 1998.

         DATED:  December 3, 1997
                                                Respectfully Submitted,

                                                CINCINNATI MICROWAVE, INC.


                                                By: /s/ George W. Fels
                                                    ----------------------------
                                                    George W. Fels
                                                    President



COUNSEL:

Edmund J. Adams
Douglas S. Tripp
FROST & JACOBS LLP
2500 PNC Center
201 East Fifth Street
Cincinnati, Ohio 45202
(513) 651-6800

ATTORNEYS FOR THE DEBTOR
CINCINNATI MICROWAVE, INC.

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION






IN THE MATTER OF                    )       CASE NO. 97-10882
                                    )        Chapter 11 - Judge Perlman
CINCINNATI MICROWAVE, INC.          )
                                    )
                                    )        LIQUIDATING PLAN OF
       Debtor.                      )        REORGANIZATION OF DEBTOR
                                    )        CINCINNATI MICROWAVE, INC.







                                             Edmund J. Adams
                                             Douglas S. Tripp
                                             FROST & JACOBS LLP
                                             2500 PNC Center
                                             201 East Fifth Street
                                             Cincinnati, Ohio  45202
                                             (513) 651-6800

                                             ATTORNEYS FOR THE DEBTOR
                                             CINCINNATI MICROWAVE, INC.

                                TABLE OF CONTENTS
                                -----------------


INTRODUCTION......................................................................................................1


ARTICLE I.........................................................................................................2

   DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF
   TIME AND GOVERNING LAW.........................................................................................2
      DEFINED TERMS...............................................................................................2
      RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW..............................................9
         RULES OF INTERPRETATION..................................................................................9
         COMPUTATION OF TIME.....................................................................................10
         GOVERNING LAW...........................................................................................10

ARTICLE II.......................................................................................................10

   CLASSES OF CLAIMS AND INTERESTS...............................................................................10
      UNIMPAIRED CLASSES OF CLAIMS (CLASSES 1, 2 AND 3)..........................................................11
      IMPAIRED CLASSES OF CLAIMS (CLASSES 4, 5 AND 6)............................................................11
      IMPAIRED CLASS OF INTERESTS (CLASS 7)......................................................................11

ARTICLE III......................................................................................................11

   TREATMENT OF CLAIMS AND INTERESTS.............................................................................11
      UNCLASSIFIED CLAIMS........................................................................................11
         PAYMENT OF ADMINISTRATIVE CLAIMS........................................................................11
      TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR....................................................13
         UNIMPAIRED CLASSES OF CLAIMS............................................................................13
         IMPAIRED CLASSES OF CLAIMS..............................................................................14
         IMPAIRED CLASS OF INTERESTS.............................................................................15
      ACCRUAL OF POSTPETITION INTEREST...........................................................................15

ARTICLE IV.......................................................................................................15

   MEANS FOR IMPLEMENTATION OF THE PLAN..........................................................................15
      THE LIQUIDATING TRUSTEE....................................................................................15
         APPOINTMENT.............................................................................................15
         COMPENSATION............................................................................................16
         EMPLOYMENT OF PROFESSIONALS.............................................................................16
         RIGHTS, POWERS AND DUTIES OF THE LIQUIDATING TRUSTEE....................................................16
      TERMINATION OF THE DEBTOR..................................................................................19
      LIQUIDATION OF THE DEBTOR..................................................................................19
      DISSOLUTION OF THE DEBTOR..................................................................................20
      STANDING OF THE COMMITTEE..................................................................................20
         CONSULTATION WITH THE LIQUIDATING TRUSTEE...............................................................20
         PROSECUTION OF THE WHISTLER LITIGATION..................................................................20
         OBJECTION TO CLAIMS.....................................................................................20
         PROSECUTION OF CAUSES OF ACTION AND AVOIDABLE TRANSFER CLAIMS...........................................21
         EMPLOYMENT OF PROFESSIONALS.............................................................................21
      LIABILITY OF THE DEBTOR, THE REORGANIZED DEBTOR, THE COMMITTEE, THE LIQUIDATING
      TRUSTEE AND THEIR PROFESSIONALS AND EMPLOYEES..............................................................21

ARTICLE V........................................................................................................22

   TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.........................................................22
      EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED....................................................22
      BAR DATE FOR REJECTION DAMAGES.............................................................................22

ARTICLE VI.......................................................................................................23

   PROVISIONS GOVERNING DISTRIBUTIONS............................................................................23
      TIMING OF DISTRIBUTIONS TO HOLDERS OF CLASS 3 CLAIMS.......................................................23
         CLASS 3 CLAIMS THAT ARE ALLOWED AS OF THE EFFECTIVE DATE................................................23
         CLASS 3 CLAIMS THAT ARE DISPUTED AS OF THE EFFECTIVE DATE...............................................23
      TIMING AND AMOUNT OF DISTRIBUTIONS TO HOLDERS OF CLASS 4 CLAIMS
      ALLOWED AS OF THE EFFECTIVE DATE...........................................................................23
         INITIAL DISTRIBUTION....................................................................................23
         ADDITIONAL DISTRIBUTION.................................................................................24
      TIMING AND AMOUNT OF DISTRIBUTIONS TO HOLDERS DISPUTED
      CLASS 4 CLAIMS ALLOWED AFTER THE EFFECTIVE DATE............................................................24
      TIMING OF DISTRIBUTIONS TO HOLDERS OF ALLOWED CLASS 5 CLAIMS...............................................24
      TIMING OF DISTRIBUTIONS TO HOLDERS OF ALLOWED CLASS 6 CLAIMS
      AND ALLOWED CLASS 7 INTERESTS..............................................................................25
      DISTRIBUTIONS BY LIQUIDATING TRUSTEE.......................................................................25
      DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS.....................................25
         DELIVERY OF DISTRIBUTIONS IN GENERAL....................................................................25
         UNDELIVERABLE DISTRIBUTIONS.............................................................................26
      MEANS OF CASH PAYMENTS.....................................................................................26
      COMPLIANCE WITH TAX REQUIREMENTS...........................................................................27
      SETOFFS....................................................................................................27
      NO DISTRIBUTION............................................................................................27

ARTICLE VII......................................................................................................28

   PROCEDURES FOR RESOLVING DISPUTED CLAIMS......................................................................28
      PROSECUTION OF OBJECTIONS TO CLAIMS........................................................................28
         OBJECTIONS TO CLAIMS....................................................................................28
         AUTHORITY TO PROSECUTE OBJECTIONS AND COMPROMISE DISPUTED CLAIMS........................................28
      TREATMENT OF DISPUTED CLAIMS...............................................................................29
         DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLASS 3 CLAIMS
         ONCE THEY ARE ALLOWED...................................................................................29
         INCREMENTAL DISTRIBUTIONS ON ACCOUNT OF DISPUTED
         CLASS 4 CLAIMS ONCE THEY ARE ALLOWED....................................................................29
         AFTER RESOLUTION OF ALL DISPUTED CLAIMS.................................................................30
      TAX REQUIREMENTS FOR INCOME GENERATED BY THE OPERATING RESERVE ACCOUNT.....................................30
         TAX PAYMENTS............................................................................................30
         TAX AGREEMENTS..........................................................................................30

ARTICLE VIII.....................................................................................................31

   DISCHARGE AND INJUNCTION......................................................................................31
      DISCHARGE OF CLAIMS........................................................................................31
      INJUNCTION.................................................................................................31

ARTICLE IX.......................................................................................................32

   RETENTION OF JURISDICTION.....................................................................................32

ARTICLE X........................................................................................................33

   MISCELLANEOUS PROVISIONS......................................................................................33
      LIMITATION OF LIABILITY....................................................................................33
      MODIFICATION OF THE PLAN...................................................................................34
      REVOCATION OF THE PLAN.....................................................................................34
      SEVERABILITY OF PLAN PROVISIONS............................................................................34
      CRAMDOWN...................................................................................................35
      SUCCESSORS AND ASSIGNS.....................................................................................35
      SERVICE OF DOCUMENTS ON THE DEBTOR OR THE REORGANIZED DEBTOR...............................................35
      SERVICE OF DOCUMENTS ON THE LIQUIDATING TRUSTEE............................................................36
      SERVICE OF DOCUMENTS ON COUNSEL FOR THE COMMITTEE..........................................................36

                                  INTRODUCTION


         Cincinnati Microwave, Inc., the debtor in the above-captioned chapter 11 case (the "Debtor"), submits the following liquidating plan of reorganization (the "Plan") for the resolution of the Debtor's outstanding creditor claims and equity interests. Reference is made to the disclosure statement, filed contemporaneously herewith (the "Disclosure Statement"), for a discussion of the Debtor's history, business, and assets, as well as a summary and analysis of the Plan and certain related matters. The Debtor is the proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. All holders of claims and equity interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan.

         PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE, NOTHING CONTAINED IN THE PLAN SHOULD BE CONSTRUED AS CONSTITUTING A SOLICITATION OF ACCEPTANCES OF THE PLAN UNTIL SUCH TIME AS THE DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF OHIO (THE "BANKRUPTCY COURT") AND DISTRIBUTED TO ALL HOLDERS OF CLAIMS AND INTERESTS. THE DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCES OF THE PLAN.

                                   ARTICLE I.

                     DEFINED TERMS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW
                      -------------------------------------

         A.       DEFINED TERMS
                  -------------

                  As used in the Plan, except as expressly provided, the capitalized terms below have the following meanings. Any term used in the Plan that is not defined herein, but that is used in the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), will have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

                  1. "ADMINISTRATIVE CLAIM" means a Claim, or any portion thereof, constituting a cost or expense of administration allowed under sections 503(b), 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the assets of the Debtor and operating the business of the Debtor;
(b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code, 28 U.S.C. Section 1911-1930.

                  2. "ALLOWED CLAIM" or "ALLOWED INTEREST CLAIM" means, for the purpose of receiving distributions under the Plan:

                           a. A Claim or Interest that has been scheduled by the
Debtor in its Schedule of Liabilities as other than disputed, contingent, unliquidated or undetermined and as to which the Debtor has not Filed an objection by the Effective Date, if no proof of Claim or Interest has been Filed by the Claims Bar Date or has otherwise been deemed timely Filed under applicable law;

                           b. A Claim or Interest that either is not a Disputed
Claim or Disputed Interest or has been allowed by a Final Order, if a proof of Claim or Interest has been Filed by the Claims Bar Date or has otherwise been deemed timely Filed under applicable law; or

                           c. A Claim or Interest that is allowed in any
contract, instrument, indenture or other agreement or document entered into in connection with the Plan.

                  3. "ALLOWED PRIORITY TAX CLAIM" means a Priority Tax Claim that is not a Disputed Priority Tax Claim.

                  4. "ALLOWED CLASS . . . CLAIM" means an Allowed Claim in the particular Class described.

                  5. "ADDITIONAL DISTRIBUTION DATE" means the date on which the Liquidating Trustee and the Committee agree that an additional distribution should be made or, in the absence of such an agreement, as may be ordered by the Bankruptcy Court, after notice and opportunity for hearing.

                  6. "AVOIDABLE TRANSFER CLAIMS" means, collectively, all claims, rights or causes of action held by the Debtor, arising under sections 544 through 550 of the Bankruptcy Code or under applicable nonbankruptcy law regarding fraudulent conveyances, preferential transfers or other avoidable transfers.

                  7. "BALLOT" means the form or forms distributed to holders of impaired Claims on which is to be indicated the acceptance or rejection of the Plan.

                  8. "BALLOT DATE" means the date set by the Bankruptcy Court by which all completed ballots must be received.

                  9. "BANKRUPTCY CODE" refers to those laws contained in title 11 of the United States Code, Section 101 et seq., as now in effect or hereafter amended.
                  10. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of Ohio, Western Division, or, if such court ceases to exercise jurisdiction over this case, such court or adjunct thereof that exercises jurisdiction over such case in lieu of the United States Bankruptcy Court for the Southern District of Ohio, Western Division.

                  11. "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for the United States District Court for the Southern District of Ohio, Western Division, as now in effect or hereafter amended.

                  12. "BUSINESS DAY" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

                  13. "CASH" means cash, cash equivalents and other readily marketable securities or instruments.

                  14. "CLAIM" means a claim (as defined in section 101(5) of the Bankruptcy Code) against the Debtor.

                  15. "CLAIMS BAR DATE" means July 15, 1997, the date by which all claimants were required to file a proof of Claim herein.

                  16. "CLASS" means a class of Claims or Interests in respect of the Debtor, as described below in Article II.

                  17. "CLASS ACTION LITIGATION" means that certain civil action filed by certain of the Debtor's shareholders, styled Cincinnati Microwave, Inc. Securities Litigation, Consolidated Master File No. C-1-95-905, United States District Court for the Southern District of Ohio, Western Division.

                  18. "CLASS ACTION CLAIMANTS" means, collectively, the plaintiffs and all other persons or entities, including but not limited to, the Defendant Officers and/or Directors, who assert a Claim or Claims against the Debtor in connection with or arising out of the Class Action Litigation.

                  19. "COMMITTEE" means the Official Committee of Unsecured Creditors appointed in this Reorganization Case.

                  20. "CONFIRMATION" means the entry of the Confirmation Order.

                  21. "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket.

                  22. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

                  23. "CREDITOR" means the holder of a Claim or Claims.

                  24. "DEBTOR" means Cincinnati Microwave, Inc.

                  25. "DEFENDANT OFFICERS AND/OR DIRECTORS" means collectively, those present and/or former officers and/or directors of the Debtor who are named defendants in the Class Action Litigation.

                  26. "DISALLOWED CLAIM" means (a) a Claim, or any portion thereof, that has been disallowed by a Final Order or (b) a Claim which is scheduled as contingent, disputed, unliquidated or undetermined, and as to which no proof of claim has been timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely Filed under applicable law.

                  27. "DISCLOSURE STATEMENT" means the disclosure statement (and all exhibits and schedules annexed thereto or referenced therein) that relates to the Plan and that is approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as such disclosure statement may be amended, modified or supplemented.

                  28. "DISPUTED CLAIM" or "DISPUTED INTEREST" means, for the purpose of receiving distributions under the Plan:

                           a. A Claim or Interest as to which, if no proof of
Claim or proof of Interest has been Filed by the Claims Bar Date or has otherwise been deemed timely Filed under applicable law and such Claim or Interest has been scheduled by the Debtor in its Schedule of Liabilities as other than disputed, contingent, unliquidated or undetermined, the Debtor or its designee has Filed an objection by the Effective Date; or

                           b. A Claim or Interest as to which, if a proof of
Claim or proof of Interest has been Filed by the Claims Bar Date or has otherwise been deemed timely Filed under applicable law, an objection has been Filed by the Debtor or any other party in interest and which objection, if timely Filed, has not been withdrawn on or before any date fixed by the Plan or order of the Bankruptcy Court for Filing such objections and such objection has not been denied by a Final Order. For the purpose of receiving property pursuant to the Plan, (i) a Claim or Claims asserted in a proof of Claim will be considered a Disputed Claim in its entirety if an objection is timely Filed to any portion of such Claim or Claims, and (ii) an Interest or Interest asserted in a proof of Interest will be considered a Disputed Interest in its entirety if an objection is timely Filed to any portion of such Interest or Interests.

                  29. "DISPUTED CLASS ... CLAIM" means a Disputed Claim in the particular Class described.

                  30. "DISPUTED CLASS 3 CLAIMS ACCOUNT" means the account established pursuant to Section IV.A.4. hereof with respect to Disputed Class 3 Claims.

                  31. "DISPUTED CLASS 4 CLAIMS ACCOUNT" means the account established pursuant to Section IV.A.4. hereof with respect to Disputed Class 4 Claims.

                  32. "DISTRIBUTABLE ASSETS" means all of the property of the Estate, the extent of which is defined in section 541 of the Bankruptcy Code.

                  33. "EFFECTIVE DATE" means a Business Day, as determined by the Debtor, that is at least 11 Business Days after the Confirmation Date, and on which no stay of the Confirmation Order is in effect.

                  34. "ESTATE" means the estate created for the Debtor in its Reorganization Case pursuant to section 541 of the Bankruptcy Code.

                  35. "FILE" or "FILED" means file or filed with the Bankruptcy Court in the Reorganization Case.

                  36. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Reorganization Case, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

                  37. "FIRST DATA" means First Data Merchant Services
Corporation.

                  38. "FIRST DATA SECURED CLAIM" means all Claims in favor of First Data arising under that certain Sales Agreement, together with such other documents and instruments executed in conjunction therewith, between the Debtor and First Data.

                  39. "FOOTHILL" means Foothill Capital Corporation.

                  40. "FOOTHILL COMPLAINT" means that certain adversary proceeding, styled Foothill Capital Corporation v. Cincinnati Microwave, Inc., Adversary Proceeding No. 97-1127.

                  41. "FOOTHILL DIP CREDIT FACILITY" means the post petition credit facility furnished to the Debtor by Foothill, the specific terms of which are set forth in that certain INTERIM FINANCING ORDER, dated February 14, 1997, as modified pursuant to that certain FINAL ORDER APPROVING

FINANCING WITH FOOTHILL CAPITAL CORPORATION, dated March 21, 1997, as same may be extended, amended and/or restated.

                  42. "FOOTHILL SECURED CLAIM" means all Claims in favor of Foothill under (a) that certain Loan and Security Agreement, dated July 30, 1996, together with such other documents and instruments executed in conjunction therewith, between the Debtor and Foothill, and (b) the Foothill DIP Credit Facility.

                  43. "INTERNAL REVENUE CODE" means title 26 of the United States Code, as now in effect or hereafter amended.

                  44. "INTEREST" means the rights of the holders and owners of issued equity securities or Stock Warrants of the Debtor.

                  45. "IRS" means the Internal Revenue Service of the United States of America.

                  46. "LIQUIDATING TRUSTEE" means George W. Fels or any successor Liquidating Trustee whose employment is approved by the Bankruptcy Court in accordance with the provisions of this Plan.

                  47. "NET DISTRIBUTABLE ASSETS" means that portion of the Distributable Assets which remain after (i) payment of Allowed Administrative Claims, (ii) payment of Allowed Claims in Classes 1 through 3, and (iii) funding of the Operating Reserve Account, the Disputed Administrative Claims Account, the Disputed Class 3 Claims Account and the Disputed Class 4 Claims Account, together with any excess funds remaining in the Operating Reserve Account after consummation of the Plan and any excess funds remaining in the Disputed Administrative Claims Account after resolution of all Disputed Administrative Claims, the Disputed Class 3 Claims Account after resolution of all Disputed Class 3 Claims and/or the Disputed Class 4 Claims Account after resolution of all Disputed Class 4 Claims.

                  48. "OPERATING RESERVE ACCOUNT" means the account established pursuant to Section IV.A.4. hereof for purposes of providing funds necessary to cover the ordinary and reasonable costs, expenses and obligations to be incurred in administering the Plan.

                  49. "OTHER PRIORITY CLAIM" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or Administrative Claim.

                  50. "PERSON" includes an individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization, governmental unit (or agency or political subdivision thereof) or other entity.

                  51. "PETITION DATE" means February 14, 1997.

                  52. "PLAN" means this liquidating plan of reorganization for the Debtor, and all Exhibits and schedules annexed hereto or referenced herein, as the same may be amended, modified or supplemented.

                  53. "PRIORITY TAX CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

                  54. "PRO RATA" means

                           a. when used with reference to distributions of cash,
proportionally so that with respect to an Allowed Claim, the ratio of (i) (A) the amount of property distributed on account of a particular Allowed Claim to
(B) the amount of the Allowed Claim, is the same as the ratio of (ii) (A) the amount of property distributed on account of all Allowed Claims of the Class in which the particular Allowed Claim is included to (B) the amount of all Allowed Claims in that Class; and

                           b. when used with reference to any net return yielded
from the investment of any cash in the Claims Reserve Account, the portion of such net return allocable to a particular Allowed Claim on the basis of the amount of cash then being distributed on account such Allowed Claim.

                  55. "PROFESSIONALS" means all professionals employed in the Reorganization Case pursuant to sections 327 or 1103 of the Bankruptcy Code, and all professionals seeking compensation or reimbursement of expenses pursuant to section 503(b)(4) of the Bankruptcy Code.

                  56. "REINSTATED" or "REINSTATEMENT" means rendering a Claim or Interest unimpaired pursuant to section 1124 of the Bankruptcy Code.

                  57. "REORGANIZATION CASE" means the chapter 11 case pending for the Debtor in the Bankruptcy Court.

                  58. "REORGANIZED DEBTOR" means the Debtor on or after the Confirmation Date.

                  59. "SCHEDULES" means the schedules of assets and liabilities, and the statement of financial affairs, filed by the Debtor, as such schedules or statements may be amended or supplemented from time to time.

                  60. "SECURED CLAIM" means a Claim that is secured by a lien on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

                  61. "STOCK WARRANTS" means a certificate or other instrument issued by the Debtor entitling the owner or holder thereof to subscribe to or purchase the capital stock of the Debtor.

                  62. "UNSECURED CLAIM" means any Claim that is not an Administrative Claim or a Secured Claim.

                  63. "UNSECURED DEFICIENCY CLAIM" means any portion of a Claim to the extent that the value of the Creditor's interest in the Estate's interest in any property securing the Claim is less than the amount of the Claim, or to the extent that the amount of any Claim subject to setoff is less than the amount of such Claim, as determined pursuant to section 506(a) of the Bankruptcy Code.

                  64. "WHISTLER LITIGATION" means that certain civil action filed by the Debtor, styled Cincinnati Microwave, Inc. v. Whistler Corporation of Massachusetts and Dynatech Corporation, Case No. C-1-96-647, in the United States District Court for the Southern District of Ohio, Western Division.

         B.       RULES OF INTERPRETATION, COMPUTATION
                  OF TIME AND GOVERNING LAW
                  ------------------------------------

                  1.        RULES OF INTERPRETATION
                            -----------------------

                  For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (e) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (g) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

                  2.       COMPUTATION OF TIME
                           -------------------

                  In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

                  3.       GOVERNING LAW
                           -------------

                  Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.

                                   ARTICLE II.

                         CLASSES OF CLAIMS AND INTERESTS
                         -------------------------------

                  All Claims and Interests, except Administrative Claims, are placed in the following Classes. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, as described in Section III.A. hereof, have not been classified and thus are excluded from the following Classes.

                  A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the

Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

         A.       UNIMPAIRED CLASSES OF CLAIMS
                  (CLASSES 1, 2 AND 3)
                  ----------------------------

                  CLASS 1:  The Foothill Secured Claim.
                  CLASS 2:  The First Data Secured Claim.
                  CLASS 3: Unsecured Claims against the Debtor that are entitled to priority under sections 507(a)(3), 507(a)(4), 507(a)(6) or 507(a)(8) of the Bankruptcy Code.

         B.       IMPAIRED CLASSES OF CLAIMS
                  (CLASSES 4, 5 AND 6)
                  ---------------------------

                  CLASS 4: Unsecured Claims against the Debtor not otherwise classified under the Plan.

                  CLASS 5: Unsecured Claims against the Debtor for any fine, penalty or forfeiture, or for multiple, exemplary or punitive damages, to the extent that such Claims are not compensation for the Claimholder's actual pecuniary loss.

                  CLASS 6: Claims against the Debtor held by the Class Action Claimants.

         C.       IMPAIRED CLASS OF INTERESTS
                  (CLASS 7)

                  CLASS 7: Interests of holders of the equity securities and/or Stock Warrants of the Debtor.

                                  ARTICLE III.
                                  ------------

                        TREATMENT OF CLAIMS AND INTERESTS
                        ---------------------------------

         A.       UNCLASSIFIED CLAIMS
                  -------------------

                  1.       PAYMENT OF ADMINISTRATIVE CLAIMS
                           --------------------------------

                           a.       ADMINISTRATIVE CLAIMS
                                    ---------------------

                  Except as specified below in this Section III.A.1., and subject to the bar date provisions herein, each holder of an Allowed Administrative Claim will receive cash equal to the amount of such Allowed Administrative Claim (unless the holder of such Claim agrees to other treatment) on the latest of: (i) the Effective Date, (ii) 60 days after the date on which an order allowing such Claim becomes a Final

Order and (iii) such other time or times that are agreed to by the holder of the Administrative Claim and the Liquidating Trustee.

                           b.       STATUTORY FEES
                                    --------------

                  On or before the Effective Date, all fees payable pursuant to section 1930 of title 28 of the United States Code, 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the hearing on Confirmation, will be paid in cash equal to the amount of such Allowed Administrative Claim.

                           c.       BAR DATES FOR ADMINISTRATIVE CLAIMS
                                    -----------------------------------

                                    i.      GENERAL BAR DATE PROVISIONS
                                            ---------------------------

                  Except as provided below in Section III.A.1.c.ii, requests for payment of Administrative Claims, including Administrative Claims for any federal, state or local taxes, or for interest or penalties related to such taxes, must be Filed and served on the Liquidating Trustee and counsel for the Committee no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Claims and that do not File and serve a request by the applicable bar date will be forever barred from asserting such Claims against the Debtor, the Reorganized Debtor, the Liquidating Trustee or their respective properties. Objections to such requests must be Filed and served on the Liquidating Trustee, counsel for the Committee and the requesting party no later than 60 days after the Effective Date.

                                    ii.     BAR DATES FOR CERTAIN
                                            ADMINISTRATIVE CLAIMS
                                            ---------------------

                  All Professionals or other entities requesting compensation and/or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date must File and serve on the Liquidating Trustee and counsel for the Committee an application for final allowance of compensation and reimbursement of expenses no later than 45 days after the Effective Date. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on the Liquidating Trustee, counsel for the Committee and the requesting party no later than 75 days after the Effective Date.

         B.       TREATMENT OF CLAIMS AGAINST AND
                  INTERESTS IN THE DEBTOR
                  --------------------------------

                  1.       UNIMPAIRED CLASSES OF CLAIMS
                           ----------------------------

                           a.       FOOTHILL SECURED CLAIM (CLASS 1)
                                    --------------------------------

                  If and to the extent any amounts for principal, interest and/or any other undisputed charges are outstanding under the Foothill Secured Claim as of the Effective Date, the Foothill Secured Claim, as Allowed, will be paid in full, in cash, on the Effective Date, from the proceeds of the sale of the property securing the Foothill Secured Claim. In the event the Bankruptcy Court has not rendered a decision with respect to the Foothill Complaint prior to the Effective or, if such a decision has been rendered but is the subject of a timely appeal or motion for new trial that remains pending as of the Effective Date, the Debtor will make no distribution on account of the Foothill Secured Claim, but rather will escrow the amounts sought by Foothill pursuant to the Foothill Complaint until such time as the decision becomes a Final Order.

                           b.       FIRST DATA SECURED CLAIM (CLASS 2)
                                    ----------------------------------

                  If not previously terminated, on the Effective Date the Sales Agreement between the Debtor and First Data will be terminated. At the option of the Debtor, the First Data Secured Claim will be satisfied in one of the following ways:

                                    (i) on the Effective Date, the holder of the
First Data Secured Claim will be paid the amount of the First Data Secured Claim, as Allowed, in full, in cash;

                                       or

                                    (ii) on the Effective Date, the holder of
the First Data Secured Claim will be permitted to set off the Allowed amount of the First Data Secured Claim against the reserve established in accordance with the Sales Agreement between the Debtor and First Data.

                  Under either (i) or (ii) of this Article III.B.1.b., and as a condition precedent to satisfaction of the First Data Secured Claim, First Data will immediately turn over to the Debtor the remainder of any reserve established in accordance with the Sales Agreement between the Debtor and First Data.

                           C.       UNSECURED CLAIMS ENTITLED TO
                                    PRIORITY UNDER SECTIONS 507(a)(3),
                                    507(a)(4), 507(a)(6) OR 507(a)(8) OF THE
                                    BANKRUPTCY CODE (CLASS 3)
                                    ----------------------------------------

                                    i.      CLASS 3 CLAIMS THAT ARE
                                            ALLOWED AS OF THE EFFECTIVE DATE
                                            --------------------------------

                  On the Effective Date, each holder of a Class 3 Claim which is allowed as of the Effective Date will receive cash equal to the amount of such Claim.
                                    ii.     CLASS 3 CLAIMS THAT ARE
                                            DISPUTED AS OF THE EFFECTIVE DATE
                                            ---------------------------------

                           Each holder of a Class 3 Claim which is a Disputed
Claim as of the Effective Date that is thereafter allowed will receive cash equal to the amount of such Claim as allowed.

                  2.       IMPAIRED CLASSES OF CLAIMS
                           --------------------------

                           a.       GENERAL UNSECURED CLAIMS AGAINST
                                    THE DEBTOR (CLASS 4)
                                    --------------------------------

                  Each holder of an Allowed Claim in Class 4 will receive, in full satisfaction of such Claim, its Pro Rata share of the Net Distributable Assets, until the Net Distributable Assets are completely liquidated or until the Allowed Class 4 Claims are paid in full, including prepetition interest as provided by applicable provisions of the Bankruptcy Code, whichever is first. Interest will be calculated and paid only if principal amounts have been paid in full.
                           b.       UNSECURED CLAIMS AGAINST THE
                                    DEBTOR FOR PENALTIES, FINES
                                    AND PUNITIVE DAMAGES (CLASS 5)
                                    ------------------------------

                  If Net Distributable Assets are available after all Allowed Claims in Class 4 are paid in full, or sufficient funds reserved for payment thereof, such remaining Net Distributable Assets will be distributed Pro Rata to the holders of Allowed Class 5 Claims on account of such Claims.

                           c.       CLAIMS AGAINST THE DEBTOR
                                    HELD BY THE CLASS ACTION CLAIMANTS (CLASS 6)
                                    --------------------------------------------

                  Pursuant to Bankruptcy Code section 510(b), Class 6 Claims are subordinated to all Claims in Classes 1 through 5, and will have the same priority as Class 7 Interests. The holders of Allowed Class 6 Claims will receive on account of such Claims that portion of the Net Distributable Assets, if any, which remains available after payment in full of Allowed Claims in Class 5, and will be shared Pro Rata with the holders of Allowed Class 7 Interests.

                  3.       IMPAIRED CLASS OF INTERESTS
                           ---------------------------

                           a. INTERESTS OF HOLDERS OF THE COMMON STOCK AND/OR STOCK WARRANTS OF THE DEBTOR (CLASS 7)
                                    -----------------------------------------

                           All Interests in the Debtor will be cancelled. The
holders of Allowed Class 7 Interests will receive on account of such Interests that portion of the Net Distributable Assets, if any, which remains available after payment in full of Allowed Claims in Class 5, and will be shared Pro Rata with the holders of Allowed Class 6 Claims.

         C.       ACCRUAL OF POSTPETITION INTEREST
                  --------------------------------

                  No holder of an Allowed Unsecured Claim will be entitled to the accrual of postpetition interest, penalty interest, attorneys fees or expenses on account of such Claim.

                                   ARTICLE IV.

                      MEANS FOR IMPLEMENTATION OF THE PLAN
                      ------------------------------------

         A.       THE LIQUIDATING TRUSTEE
                  -----------------------

                  1.       APPOINTMENT
                           -----------

                           On the Confirmation Date, the Liquidating Trustee
will, without further action by the Board of Directors or shareholders of the Debtor, take possession and control of the Estate with the full and complete power, subject to Article IV.E. hereof, to act on behalf of the Debtor and/or the Reorganized Debtor in accordance with the provisions of this Plan. The Liquidating Trustee will serve in such capacity until the earliest of (i) the entry of a Final Order closing the Reorganization Case; (ii) the replacement of the Liquidating Trustee by order of the Bankruptcy Court; (iii) the appointment of a successor in accordance with the provisions hereof; or (iv) the conversion of the Reorganization Case to a case under chapter 7 and the appointment of a chapter 7 trustee. The Liquidating Trustee may, with the consent of the Committee, designate a successor to serve as Liquidating Trustee, on such terms, conditions and compensation as may be approved by the Bankruptcy Court.

                  2.       COMPENSATION
                           ------------

                           The Liquidating Trustee will be paid an hourly rate
of $125 for services performed by the Liquidating Trustee in connection with the administration of the Plan. In addition, the Liquidating Trustee will be entitled to reimbursement of any necessary expenses incurred by the Liquidating Trustee in connection with the administration of the Plan. The Liquidating Trustee will not be required to submit an application to be employed or subsequent applications to be compensated but, rather, the Confirmation Order will (i) constitute a finding by the Bankruptcy Court that the appointment of the Liquidating Trustee as the management of the Debtor and/or Reorganized Debtor satisfies the requirements of Bankruptcy Code section 1129 (a) (5), and
(ii) contain a finding that the Liquidating Trustee is not a "professional person" as that term is used in sections 327, 328, 329, 330 and 331 of the Bankruptcy Code, or if no such finding is made, contains a provision expressly approving and authorizing the employment and compensation of the Liquidating Trustee on the terms set forth herein. Any compensation and reimbursement of expenses to be paid to the Liquidating Trustee will be subject to approval of the Committee. In the event the Liquidating Trustee and the Committee are unable to agree as to the compensation and reimbursement of expenses to be paid to the Liquidating Trustee, such amounts will be determined by the Bankruptcy Court, after notice and opportunity for hearing.

                  3.       EMPLOYMENT OF PROFESSIONALS
                           ---------------------------

                  The Liquidating Trustee will be authorized to retain attorneys and/or other Professionals as the Liquidating Trustee, in consultation with the Committee, deems appropriate to assist it in the administration of the Estate. Such Professionals will be compensated under terms acceptable to the Liquidating Trustee.
                  4.       RIGHTS, POWERS AND DUTIES OF THE LIQUIDATING TRUSTEE
                           -----------------------------------------------------

                  Upon the Effective Date, the Liquidating Trustee will have full power and authority to exercise any and all powers granted by common law or any applicable statute, or amendment thereof, and will be authorized and empowered to direct the disposition of the Distributable Assets and the disbursements of the proceeds realized from any assignment, sale, recovery or other transaction. The Liquidating Trustee will have the authority to employ or contract with a disbursing agent (the "Disbursing

Agent") to assist in or make the distributions required by the Plan. Any request to employ or contract with the Disbursing Agent by the Liquidating Trustee will first be presented to the Committee for its consent. In the event the Committee and Liquidating Trustee cannot agree to the proposed engagement of the Disbursing Agent, or the terms thereof, employment of any such Disbursing Agent will only be permitted pursuant to Bankruptcy Court order, after notice and opportunity for hearing.

                  The Liquidating Trustee will have full and complete authority to prosecute and defend any causes of action affecting the operation of the Plan which may or might arise under the provisions of the Bankruptcy Code and/or any applicable state law, including but not limited to those causes of action set forth in sections 542 through 553 of the Bankruptcy Code. Except as provided in any contract, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trustee will retain and may enforce any claims, rights and causes of action that the Debtor or Reorganized Debtor may hold against any entity, including any Avoidable Transfer Claim. Except as otherwise provided in section IV.E.3. hereof, the Liquidating Trustee may pursue such retained claims, rights or causes of action, as appropriate, in accordance with the best interests of the Estate. To the extent the Liquidating Trustee recovers any property pursuant to any such retained claims, rights or causes of action, such property will will become part of the Distributable Assets and will be subject to the distribution provisions hereof.

                  The Liquidating Trustee will be responsible in all matters to the Bankruptcy Court and the Estate and will have full and complete authority to execute documents, to direct all payments and disbursements, to file all required reports and to do all other acts as will be appropriate and necessary in aid of the implementation of the Plan.

                  All costs, expenses and obligations incurred by the Liquidating Trustee, or any Professional engaged by the Liquidating Trustee in administering the Plan or in any manner connected, incidental or related thereto, including those of attorneys, accountants and other persons employed to assist in the administration and distribution of the Distributable Assets, including Disbursing Agents, will be a charge against the Distributable Assets, and the Liquidating Trustee will establish adequate reserves for such payment prior to making distribution hereunder, subject to review by the Committee prior to making any such distribution.

                  The Liquidating Trustee may, at any time after the Effective Date, establish and maintain an Operating Reserve Account into which the Liquidating Trustee will deposit those amounts which the Liquidating Trustee believes are necessary to cover the ordinary and reasonable costs, expenses and obligations to be incurred in administering the Plan, including those incurred in resolving any Disputed Claims. In addition, the Liquidating Trustee may further establish and maintain such other separate and distinct accounts that the Liquidating Trustee deems to be appropriate under the circumstances.

                  At any time after the Effective Date, the Liquidating Trustee may establish and maintain a Disputed Administrative Claims Account, into which will be deposited from the Distributable Assets an amount equal to the face amount of all Disputed Administrative Claims. Upon resolution of each Disputed Administrative Claim, the net remaining balance, if any, of such sums allocated to such resolved Disputed Administrative Claim will become part of the Net Distributable Assets.

                  At any time after the Effective Date, the Liquidating Trustee may establish and maintain a Disputed Class 3 Claims Account, into which will be deposited from the Distributable Assets an amount equal to the face amount of all Disputed Class 3 Claims. Upon resolution of each Disputed Class 3 Claim, the net remaining balance, if any, of such sums allocated to such resolved Disputed Class 3 Claim will become part of the Net Distributable Assets.

                  At any time after the Effective Date, the Liquidating Trustee may establish and maintain a Disputed Class 4 Claims Account, into which will be deposited from the Distributable Assets an amount equal to the initial distribution, and any additional distributions as provided under Article VI.C. hereof, which holders of such Disputed Class 4 Claims would have received under the Plan had such claims been Allowed Claims in their face amount. Upon resolution of each Disputed Class 4 Claim, the net remaining balance, if any, of such sums allocated to such resolved Disputed Class 4 Claim will become part of the Distributable Assets and will be subject to the distribution provisions hereof.

         B.       TERMINATION OF THE DEBTOR
                  -------------------------

                  Upon the Confirmation Date and the appointment of the Liquidating Trustee as provided in Section VI.A.1. hereof, the Debtor will have no rights to operate the Debtor's business or to perform any of the functions of the Debtor as specified in section 1107 of the Bankruptcy Code but, rather, the Liquidating Trustee will have full and complete power to act on behalf of the Debtor and/or Reorganized Debtor in a manner consistent with the provisions of the Plan. The Confirmation Order will constitute an order of the Bankruptcy Court pursuant to section 1107(a) of the Bankruptcy Code limiting the rights, powers and duties of the Debtor and/or Reorganized Debtor as provided herein.

                  On the Confirmation Date, the officers and directors of the Debtor will resign without any severance and/or termination pay, except to the extent previously approved. Professionals retained by the Debtor will be deemed to have withdrawn and will be relieved of all the duties and responsibilities as "case attorneys" in the Reorganization Case pursuant to Local Bankruptcy Rule 2091-1(a). The Confirmation Order will constitute an order authorizing the withdrawal of all professionals employed by the Debtor. Other than timely filing their applications for final compensation as provided in Section III.A.1.c.ii. hereof, and except to the extent such professionals may be employed by the Liquidating Trustee, professionals employed by the Debtor will have no further obligations or responsibilities to the Estate, the Debtor, the Reorganized Debtor or the Liquidating Trustee.

         C.       LIQUIDATION OF THE DEBTOR
                  -------------------------

                  On or after the Effective Date, the Distributable Assets will vest in the Liquidating Trustee. The Liquidating Trustee will remain in existence until the Distributable Assets have been wholly converted to cash or liquid assets, or abandoned, and all costs, expenses and obligations incurred in administering the Plan have been fully paid and discharged, and all remaining income, proceeds and product of the Distributable Assets have been distributed by the Liquidating Trustee in accordance with the Plan. The Committee will continue to exist after the Effective Date until such time all Distributable Assets have been fully distributed by the Liquidating Trustee in accordance with the Plan.

         D.       DISSOLUTION OF THE DEBTOR
                  -------------------------

                  Upon consummation of the Plan, the closing of the Reorganization Case and the entry of a final decree herein, the Reorganized Debtor will be dissolved, without any further action being required to effect such dissolution. Pending the dissolution of the Reorganized Debtor as described herein, the Reorganized Debtor will continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law, without prejudice to any right to terminate such existence under applicable law following the Effective Date.

         E.       STANDING OF THE COMMITTEE
                  -------------------------

                  1.       CONSULTATION WITH THE LIQUIDATING TRUSTEE
                           -----------------------------------------

                  The Committee will oversee and consult with the Liquidating Trustee in regard to all aspects of administration of the Plan, including but not necessarily limited to the review, prosecution and/or compromise of objections to Claims, the investigation, commencement, prosecution and, to the extent applicable, compromise of any Avoidable Transfer Claim and the amount and timing of distributions under Article VI. hereof. The Liquidating Trustee will, on an as-needed basis, report to and confer with the Committee in advance regarding any material action to be taken by the Liquidating Trustee and/or any Professionals employed by the Liquidating Trustee.

                  2.       PROSECUTION OF THE WHISTLER LITIGATION
                           --------------------------------------

                  After the Effective Date, the Committee will have final authority with respect to decisions in the prosecution of the Whistler Litigation. Any settlement of the Whistler Litigation will be subject, however, to Bankruptcy Court approval.

                  3.       OBJECTION TO CLAIMS
                           -------------------

                  The Committee, as a party in interest in this Reorganization Case, will retain the right to object to the allowance of any Claim(s), including but not limited to any Administrative, Priority Tax, Secured or Unsecured Claim, but in general, the Committee does not expect, absent special circumstances, to object to Claims that are the subject of an objection by the Liquidating Trustee.

                  4.       PROSECUTION OF CAUSES OF ACTION AND AVOIDABLE
                           TRANSFER CLAIMS
                           ---------------------------------------------

                  The Liquidating Trustee will advise the Committee, in advance, of its decision with respect to the prosecution or defense of any cause of action affecting the operation of the Plan and any claim, right and/or cause of action that the Liquidating Trustee may hold against any entity, including but not limited to Avoidable Transfer Claims. In the event the Liquidating Trustee decides to not prosecute any such claim, right and/or cause of action, the Committee will be permitted, with prior Bankruptcy Court approval, to pursue such prosecution.

                  5.       EMPLOYMENT OF PROFESSIONALS
                           ---------------------------

                  Subject to Bankruptcy Court approval, the Committee may employ such Professional(s) as it deems necessary to carry out its duties hereunder. Such Professional(s) will be compensated for services rendered on or after the Effective Date in a manner consistent with payment of services of Professional(s) employed by the Liquidating Trustee.

         F. LIABILITY OF THE DEBTOR, THE REORGANIZED DEBTOR, THE COMMITTEE, THE LIQUIDATING TRUSTEE AND THEIR PROFESSIONALS AND EMPLOYEES
                  --------------------------------------------------------------

                  In addition to the limitations on liability set forth in
Section X.A. hereof, no recourse will ever be had, directly or indirectly, against the Debtor, the Reorganized Debtor, the Committee, the Liquidating Trustee, any Professionals or agents employed or engaged by the Debtor, Reorganized Debtor, the Liquidating Trustee or the Committee or any Disbursing Agent, by legal or equitable proceedings or by virtue of any statute or otherwise, or any deed of trust, mortgage, plan, note, or upon any promise, contract, instrument, undertaking, obligation, covenant or agreement whatsoever, executed by the Debtor, the Reorganized Debtor, the Committee, the Liquidating Trustee, or any Disbursing Agent under this Plan, or by any person employed by the Debtor, the Reorganized Debtor, the Committee, the Liquidating Trustee or any Disbursing Agent, or by reason of the creation of any indebtedness by the Debtor, the Reorganized Debtor, the Committee, the Liquidating Trustee or any Disbursing Agent under this Plan, for any purpose authorized by this Plan, it being expressly understood and agreed that all such liabilities, covenants and agreements, whether in writing or otherwise, under this Plan, will be enforceable only against and be satisfied only out of the Distributable Assets, or such part thereof as will, under the terms of any agreement, be liable therefor, or will be evidence only of a right of payment out of the income proceeds and product of the Distributable Assets, as the case may be.

                                   ARTICLE V.

                             TREATMENT OF EXECUTORY
                         CONTRACTS AND UNEXPIRED LEASES
                         ------------------------------

         A.       EXECUTORY CONTRACTS AND UNEXPIRED
                  LEASES TO BE REJECTED.
                  ---------------------------------

                  Any executory contracts or unexpired leases of the Debtor that
(1) have not been assumed by the Debtor with the approval of the Bankruptcy Court, and (2) are not the subject of pending motions to assume at the Confirmation Date will be deemed to have been rejected by the Debtor, the Plan will constitute a motion to reject such executory contracts and unexpired leases, and neither the Debtor, the Reorganized Debtor, nor the Liquidating Trustee will have any liability thereunder except as is specifically provided in the Plan. Entry of the Confirmation Order by the Clerk of the Bankruptcy Court will constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interest of the Debtor, its Estate, and all parties in interest in the Reorganization Case.

         B.       BAR DATE FOR REJECTION DAMAGES
                  ------------------------------

                  If the rejection of an executory contract or unexpired lease pursuant to Section V.B. above gives rise to a Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtor, the Reorganized Debtor, the Liquidating Trustee, their respective successors or their respective properties, unless a proof of Claim is Filed and served on the Liquidating Trustee and counsel for the Committee within 30 days after the Effective Date.

                                   ARTICLE VI.

                       PROVISIONS GOVERNING DISTRIBUTIONS
                       ----------------------------------

         A.       TIMING OF DISTRIBUTIONS TO HOLDERS
                  OF CLASS 3 CLAIMS
                  -----------------------------------

                  1.       CLASS 3 CLAIMS THAT ARE ALLOWED
                           AS OF THE EFFECTIVE DATE
                           -------------------------------

                  Distributions on account of Class 3 Claims that are Allowed Claims as of the Effective Date will be made on the Effective Date. Distributions to be made hereunder will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than 60 days after the Effective Date or such later date when the applicable conditions of Section VI.G. (regarding undeliverable distributions) are satisfied.

                  2.       CLASS 3 CLAIMS THAT ARE DISPUTED
                           AS OF THE EFFECTIVE DATE
                           --------------------------------

                  Distributions on account of Class 3 Claims that are Disputed Claims as of the Effective Date which are thereafter allowed will be made on the later of (a) the date such Claims would be payable pursuant to Section VI.A.1. if such Claim had been an Allowed Claim as of the Effective Date, or (b) within 60 days after such Disputed Class 3 Claim becomes an Allowed Claim.

         B. TIMING AND AMOUNT OF DISTRIBUTIONS TO HOLDERS OF CLASS 4 CLAIMS ALLOWED AS OF THE EFFECTIVE DATE
                  ------------------------------------------------

                  1.       INITIAL DISTRIBUTION
                           --------------------

                  Except as otherwise provided in this Article VI., or as may be ordered by the Bankruptcy Court, distributions on account of Class 4 Claims that are Allowed Claims as of the Effective Date will be made on the Effective Date. Distributions to be made hereunder will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than 60 days after the Effective Date or such later date when the applicable conditions of Section VI.G. (regarding undeliverable distributions) are satisfied.

                  The amount of the initial distribution made to holders of Allowed Claims in Class 4 will be determined following consultation with the Committee and will be calculated by taking into account those distributions into the Disputed Class 4 Claims Account.

                  2.       ADDITIONAL DISTRIBUTION
                           -----------------------

                  On each Additional Distribution Date, each holder of a previously allowed Class 4 Claim will receive an additional distribution in an amount equal to (a) the amount of consideration that such holder would be entitled to receive pursuant to Section VI.B.1. above as if such Claim had become an Allowed Class 4 Claim on the applicable Additional Distribution Date, minus (b) the aggregate amount of consideration previously distributed on account of such Claim. Each such additional distribution will also include, on the basis of the amount then being distributed, the allocable portion of the net return yielded from the investment of any cash held as Distributable Assets, from the date such amounts would have been due had such Claim initially been paid 100% of the allowed amount to the date that such distribution is made.

         C.       TIMING AND AMOUNT OF DISTRIBUTIONS TO HOLDERS
                  DISPUTED CLASS 4 CLAIMS ALLOWED AFTER THE EFFECTIVE DATE
                  --------------------------------------------------------

                  Beginning on the date that is 30 days after the end of the calendar quarter following the Effective Date, distributions from the Class 4 Disputed Claims Account will be made to holders of Disputed Class 4 Claims whose Claims were allowed during the preceding calendar quarter. The amount of such quarterly distribution will equal the initial distribution and any and all additional distributions made through such calendar quarter which would have been received by holders of such Claim had such Claim been an Allowed Class 4 Claim on the Effective Date, and will be calculated as if each remaining Disputed Claim in Class 4 were an Allowed Class 4 Claim in its face amount. Each such quarterly distribution will also include, on the basis of the amount then being distributed, the allocable portion, if any, of the net return yielded from the investment of any cash held as Distributable Assets allocable to such Class 4 Claims, from the date such amounts would have been due had such Claim initially been paid 100% of the allowed amount to the date that such distribution is made.

         D.       TIMING OF DISTRIBUTIONS TO HOLDERS
                  OF ALLOWED CLASS 5 CLAIMS
                  ----------------------------------

                  No distributions will be made to holders of Allowed Class 5 Claims unless and until all Class 4 Claims, as allowed, are paid in full. Beginning on the date that is 60 days after the end of the calendar quarter following the date upon which all Class 4 Claims, as allowed, have been paid in full, distributions will be made on account of Allowed Class 5 Claims.

         E.       TIMING OF DISTRIBUTIONS TO HOLDERS OF
                  ALLOWED CLASS 6 CLAIMS AND ALLOWED CLASS 7 INTERESTS
                  ----------------------------------------------------

                  No distributions will be made to holders of Allowed Class 6 Claims or Allowed Class 7 Interests unless and until all Claims in Class 5 are paid in full. Beginning on the date that is 30 days after the end of the calendar quarter following the date upon which all Claims in Class 5, as allowed, have been paid in full, distributions will be made on account of Allowed Class 6 Claims and Allowed Class 7 Interests.

         F.       DISTRIBUTIONS BY LIQUIDATING TRUSTEE
                  ------------------------------------

                  The Liquidating Trustee will make all distributions required under the Plan. Subject to the provisions of section IV.A.4. hereof, the Liquidating Trustee may employ or contract with a Disbursing Agent to assist in or make the distributions required by the Plan. The Disbursing Agent will receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services, on terms acceptable to the Liquidating Trustee and the Committee.

         G.       DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE
                  OR UNCLAIMED DISTRIBUTIONS
                  -------------------------------------------

                  1.       DELIVERY OF DISTRIBUTIONS IN GENERAL
                           ------------------------------------

                  Distributions to holders of Allowed Claims will be made: (a) at the addresses set forth on the respective proofs of Claim Filed by such holders, (b) at the addresses set forth in any written notices of address change delivered to the Disbursing Agent or the Liquidating Trustee after the date of any related proof of Claim or (c) at the addresses reflected in the Debtor's Schedule of Liabilities if no proof of Claim has been Filed and the Disbursing Agent or the Liquidating Trustee has not received a written notice of a change of address.

                  2.       UNDELIVERABLE DISTRIBUTIONS
                           ---------------------------

                           a.       HOLDING AND INVESTMENT OF
                                    UNDELIVERABLE DISTRIBUTIONS
                                    ---------------------------

                           If any Allowed Claimholder's distribution is returned
as undeliverable, no further distributions will be made to such holder unless and until the Liquidating Trustee is notified in writing of such holder's then-current address. Undeliverable distributions will remain in the possession of the Liquidating Trustee pursuant to this Section VI.G. until such time as a distribution becomes deliverable. Undeliverable cash will be held in a segregated interest bearing bank account in the name of the Liquidating Trustee for the benefit of the potential claimants of such funds, and will be accounted for separately.

                           b.       AFTER DISTRIBUTIONS
                                    BECOME DELIVERABLE
                                    -------------------

                  Within 30 days after the end of each calendar quarter following the Effective Date, the Liquidating Trustee will make all distributions that have become deliverable during the preceding calendar quarter.
                           c.       FAILURE TO CLAIM
                                    UNDELIVERABLE DISTRIBUTIONS
                                    ---------------------------

                           Any holder of an Allowed Claim that does not notify
the Liquidating Trustee that it is entitled to receipt of a previously undeliverable distribution within one year after the date that such distribution was actually placed in the mail will have no recourse to the Distributable Assets and will receive no distribution on account of such Claim, and such Claim will be a Disallowed Claim hereunder. In such cases, any cash held for distribution on account of such claims will be deemed Distributable Assets. Nothing contained in the Plan will require the Liquidating Trustee to attempt to locate any holder of an Allowed Claim.

         H.       MEANS OF CASH PAYMENTS
                  ----------------------

                  Cash payments made pursuant to the Plan will be in U.S. dollars by checks drawn on a domestic bank selected by the Liquidating Trustee, or by wire transfer from a domestic bank, at the option of the Liquidating Trustee, provided, however, that cash payments made to foreign creditors holding

Allowed Claims may be paid, at the option of the Liquidating Trustee, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

         I.       COMPLIANCE WITH TAX REQUIREMENTS
                  --------------------------------

                  In connection with the Plan, and to the extent applicable, the Liquidating Trustee will comply with all withholding and reporting requirements imposed by federal, state and local taxing authorities, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements.

         J.       SETOFFS
                  -------

                  The Liquidating Trustee will, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Estate may hold against the holder of such Allowed Claim, provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the Liquidating Trustee of any such claims, rights and causes of action that the Debtor, the Reorganized Debtor or the Liquidating Trustee may possess against such holder. To the extent that the Liquidating Trustee fails to effect a setoff with a third party and seeks to collect a claim from such third party after a distribution to such third party pursuant to the Plan on account of its Claim, the recovery on such claim against such third party will be limited to an amount that does not exceed the amount that would have been recovered had the claim against the third party been set off against the third party's Claim prior to any distribution pursuant to the Plan to the third party on account of its Claim.

         K.       NO DISTRIBUTION
                  ---------------

                  Notwithstanding anything to the contrary contained herein, no distribution will be made on account of any Claim of any entity from which property is recoverable under sections 542, 543, 550 or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code, unless such entity or transferee has paid the amount, or turned over any such property, for which such entity or transferee is liable.

                                  ARTICLE VII.

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS
                    ----------------------------------------

         A.       PROSECUTION OF OBJECTIONS TO CLAIMS
                  -----------------------------------

                  1.       OBJECTIONS TO CLAIMS
                           --------------------

                  On the Effective Date the Liquidating Trustee will deliver to the Committee its analysis of Allowed Claims and Claims which are or may become Disputed Claims. Unless another date is established by the Bankruptcy Court, all objections to Claims will be Filed and served on the holders of such Claims by the later of: (a) 45 days after the Effective Date, and (b) 90 days after a particular proof of Claim has been Filed. If an objection has not been Filed to a proof of Claim or a scheduled Claim that relates to a Disputed Claim by the objection bar dates established in this Section VII.A.1., the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier.

                  2. AUTHORITY TO PROSECUTE OBJECTIONS AND COMPROMISE DISPUTED CLAIMS
                           ------------------------------------------------

                  After the Effective Date, and except as otherwise provided in
Section IV.E.3., only the Liquidating Trustee will have the authority to File objections, settle, compromise, withdraw or litigate to judgment objections to Disputed Claims. As of the Effective Date, the Liquidating Trustee may settle or compromise any Disputed Claim under the following guidelines:

                           a. Settlements of Claims for an Allowed Claim of
$10,000 or less, or settlements where the difference between the scheduled claim and settlement amount is $10,000 or less, do not require the review or approval of the Court of any other party in interest. The Liquidating Trustee will periodically submit status reports to the Committee indicating all relevant information regarding the settlement, including the identity of the claimant, the settlement amount and, as applicable, the scheduled amount and/or the proof of claim amount.

                           b. Settlements of Claims for an Allowed Claim where
the difference between the scheduled claim and the settlement amount is in excess of $10,000 and less than $250,000 will be submitted to the Committee for approval. Each proposed settlement agreement will be accompanied by a written summary of the controversy and a brief explanation as to why the settlement is favorable to the Estate. Unless the Committee delivers to the Liquidating Trustee a written objection to the proposed settlement within 14 days after submission of such proposed settlement, the settlement will be deemed approved without Bankruptcy Court approval. In the event the Committee objects to a proposed settlement, the Liquidating Trustee will not be permitted to enter into the proposed settlement without prior Bankruptcy Court approval, after notice and opportunity for hearing.

                           c. Settlements of Claims for an Allowed Claim where
the difference between the scheduled Claim and the settlement amount is in excess of $250,000 will be submitted to the Bankruptcy Court for approval.

         B.       TREATMENT OF DISPUTED CLAIMS
                  ----------------------------

                  1. DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLASS 3 CLAIMS ONCE THEY ARE ALLOWED
                           --------------------------------------------

                  Distributions on account of Class 3 Claims that are Disputed Claims as of the Effective Date which are thereafter allowed will be made on the later of (a) the date such Claim would be payable if such Claim had been an Allowed Claim as of the Effective Date, or (b) 60 days after such Disputed Class 3 Claim becomes an Allowed Claim.

                  2. INCREMENTAL DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLASS 4 CLAIMS ONCE THEY ARE ALLOWED
                           ---------------------------------------------

                  Provided that the cash available for distribution under this
Article VII.B.2. is in excess of $1,000,000, within 30 days after the end of each calendar quarter following the Effective Date, the Liquidating Trustee will make all distributions on account of any Disputed Class 4 Claim that has become an Allowed Claim during the preceding calendar quarter. In the event the cash available for distribution under this Article VII.B.2. is less than $1,000,000, the Liquidating Trustee may, with the consent of the Committee, defer such distribution until the next calendar quarter in which the cash available for distribution exceeds $1,000,000, provided, however, that regardless of the cash available for distribution under this section, the Liquidating Trustee will, no later than 30 days after the anniversary of the Effective Date, and each year thereafter, make all distributions on account of any Disputed Class 4 Claim that has become an Allowed Claim during the preceding year. Holders of Disputed Class 4 Claims that are ultimately allowed will also be entitled to receive, on the basis of the amount ultimately allowed, the allocable portion, if any, of the net return yielded from the investment of any cash in the Disputed Class 4 Claims Account from the date such amounts would have been due had such Claim then been allowed to the Date that such distribution is made from the Disputed Class 4 Claims Account.

                  3.       AFTER RESOLUTION OF ALL
                           DISPUTED CLAIMS
                           -----------------------

                  If any portion of the Distributable Assets remains after all Disputed Class 4 Claims have been resolved, such remaining property will be distributed on a Pro Rata basis as soon as practicable to holders of Allowed Claims and Allowed Interests pursuant to the provisions of the Plan, until the Distributable Assets are completely liquidated or until the Allowed Claims and Allowed Interests are paid in full, whichever is first.

         C.       TAX REQUIREMENTS FOR INCOME GENERATED
                  BY THE OPERATING RESERVE ACCOUNT
                  -------------------------------------

                  1.       TAX PAYMENTS
                           ------------

                  The Liquidating Trustee will timely pay, or cause to be paid, out of the funds held by the Liquidating Trustee in the Operating Reserve Account, any applicable Disputed Claims Account, or any other account established and maintained by the Liquidating Trustee, any tax that has been or may be imposed on the income generated by the funds held in such account to the appropriate governmental unit or, if appropriate, to the entity required to pay such amounts to such governmental unit. The Liquidating Trustee will also file, or cause to be filed, in a timely manner any tax or information return related to any such account required to be filed by any governmental unit.

                  2.       TAX AGREEMENTS
                           --------------

                  The Liquidating Trustee may enter into agreements with any governmental unit and may seek a determination by a court of competent jurisdiction or a private letter ruling from the IRS or other agency with respect to any tax that has been or may be imposed upon the income of any account established and maintained under the terms of this Plan.

                                  ARTICLE VIII.

                            DISCHARGE AND INJUNCTION
                            ------------------------

         A.       DISCHARGE OF CLAIMS
                  -------------------

                  Pursuant to section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge Claims against the Debtor, provided, however, that no holder of a Claim against or Interest in the Debtor may, on account of such Claim or Interest, seek or receive any payment or other distribution from, or seek recourse against, the Debtor, the Reorganized Debtor or the Liquidating Trustee, their respective successors or their respective property, except as expressly provided for herein.

         B.       INJUNCTION
                  ----------

                  Except as otherwise provided by the Bankruptcy Court, all entities that have held, currently hold or may hold an Interest in or a Claim or other debt or liability against the Debtor that would be discharged upon Confirmation but for the provisions of section 1141(d)(3) of the Bankruptcy Code and Section VIII.A. above will be permanently enjoined from taking any of the following actions on account of any such Interest, Claim, debt or liability: (1) commencing or continuing in any manner any action or other proceeding on account of such Interest, Claim, debt or liability against any property to be distributed pursuant to the Plan, other than to enforce any right pursuant to the Plan to a distribution on account of such Interest, Claim, debt or liability; (2) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against any property to be distributed pursuant to the Plan, other than as permitted pursuant to (1) above; and (3) creating, perfecting or enforcing any lien or encumbrance against property to be distributed pursuant to the Plan. However, nothing in this Section VIII.B. or any other section of the Plan or section 524 of the Bankruptcy Code will act to enjoin an entity that has held, currently holds or may hold an Interest in or a Claim or other debt or liability against the Debtor, whether or not such Interest, Claim or other debt or liability was timely filed in a Proof of Interest or Claim, from commencing or continuing in any manner any action or other proceeding on account of such Interest, Claim, debt or liability against the Debtor, if the sole purpose of such action or other proceeding is to establish the liability of the Debtor on such Interest, Claim or other debt or liability for purposes of recovering from a third-party, including but not limited to any insurer, guarantor or surety of the Debtor or a third party jointly or severally liable with the Debtor.

                                   ARTICLE IX.

                            RETENTION OF JURISDICTION
                            -------------------------

                  Notwithstanding the entry of the Confirmation Order, the Bankruptcy Court will retain such jurisdiction after the Effective Date as is legally permissible, including jurisdiction to:

                  1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of all objections to the allowance or priority of Claims;

                  2. Grant or deny all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before Confirmation Date;

                  3. Resolve any motions pending on Confirmation Date to assume, assume and assign, or reject any executory contract or unexpired lease to which the Debtor, the Reorganized Debtor and/or Liquidating Trustee is a party or with respect to which the Debtor, the Reorganized Debtor and/or Liquidating Trustee may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;

                  4. Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

                  5. Decide or resolve all motions, adversary proceedings, contested or litigated matters and any other matters or grant or deny any applications involving the Debtor that may be pending on the Confirmation Date;

                  6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or Disclosure Statement;

                  7. Resolve all controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any entity's obligations incurred in connection with the Plan;

                  8. Modify the Plan before or after the Confirmation Date pursuant to section 1127 of the Bankruptcy Code, or modify the Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with the Plan or Disclosure Statement, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with the Plan or Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

                  9. Issue injunctions or other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation or enforcement of the Plan;

                  10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

                  11. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan or Disclosure Statement; and

                  12. Enter an order concluding the Reorganization Case.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         A.       LIMITATION OF LIABILITY
                  -----------------------

                  The Debtor and/or the Reorganized Debtor, the Liquidating Trustee, the Committee, and their respective directors, officers, employees, members and Professionals (acting in such capacity) will neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, provided, however, that the foregoing provisions of this Section X.A. will have no effect on the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

         B.       MODIFICATION OF THE PLAN
                  ------------------------

                  Subject to the restrictions on modifications set forth in
section 1127 of the Bankruptcy Code, the Debtor reserves the right to alter, amend or modify the Plan before its substantial consummation.

         C.       REVOCATION OF THE PLAN
                  ----------------------

                  The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan, the Plan will be null and void in all respects, and nothing contained in the Plan will (1) constitute a waiver or release of any claims by or against the Debtor or (2) prejudice in any manner the rights of the Debtor in any further proceedings involving the Debtor.

         D.       SEVERABILITY OF PLAN PROVISIONS
                  -------------------------------

                  If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         E.       CRAMDOWN
                  --------

                  The Debtor requests Confirmation under section 1129(b) of the Bankruptcy Code if any impaired Class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. In that event, the Debtor reserves the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129 (b) of the Bankruptcy Code requires modification.

         F.       SUCCESSORS AND ASSIGNS
                  ----------------------

                  The rights, benefits and obligations of any entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

         G.       SERVICE OF DOCUMENTS ON THE DEBTOR OR THE REORGANIZED DEBTOR
                  ------------------------------------------------------------

                  Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtor or the Reorganized Debtor will be sent by first class U.S. mail, postage prepaid, to:

                           CINCINNATI MICROWAVE, INC.
                           C/O George W. Fels
                           4142 Crossgate Square
                           Cincinnati, Ohio 45236

with copies to:

                           FROST & JACOBS LLP
                           2500 PNC Center
                           201 East Fifth Street
                           Cincinnati, Ohio 45202
                           Attention:  Edmund J. Adams, Esq.

                                    - and -

                           Louis F. Solimine, Esq.
                           THOMPSON, HINE & FLORY
                           312 Walnut Street, Suite 1400
                           Cincinnati, Ohio 45202

         H.       SERVICE OF DOCUMENTS ON THE LIQUIDATING TRUSTEE
                  -----------------------------------------------

                  Any pleading, notice or other document required by the Plan to be served on or delivered to the Liquidating Trustee will be sent by first class U.S. mail, postage prepaid, to:

                           George W. Fels
                           Liquidating Trustee for Cincinnati Microwave, Inc. 4142 Crossgate Square
                           Cincinnati, Ohio 45236

with copies to:

                           FROST & JACOBS LLP
                           2500 PNC Center
                           201 East Fifth Street
                           Cincinnati, Ohio 45202
                           Attention:  Edmund J. Adams, Esq.

                                    - and -

                           Louis F. Solimine, Esq.
                           THOMPSON, HINE & FLORY
                           312 Walnut Street, Suite 1400
                           Cincinnati, Ohio 45202


         I.       SERVICE OF DOCUMENTS ON COUNSEL FOR THE COMMITTEE
                  -------------------------------------------------

                  Any pleading, notice or other document required by the Plan to be served on or delivered to counsel for the Committee will be sent by first class U.S. mail, postage prepaid, to:

                           Louis F. Solimine, Esq.
                           THOMPSON, HINE & FLORY
                           312 Walnut Street, Suite 1400
                           Cincinnati, Ohio 45202


         DATED: December 3, 1997
                                                Respectfully Submitted,

                                                CINCINNATI MICROWAVE, INC.



                                                By: /s/ George W. Fels
                                                    ----------------------------
                                                     George W. Fels
                                                     President

COUNSEL:

Edmund J. Adams
Douglas S. Tripp
FROST & JACOBS LLP
2500 PNC Center
201 East Fifth Street
Cincinnati, Ohio  45202
(513) 651-6800

ATTORNEYS FOR THE DEBTOR
CINCINNATI MICROWAVE, INC.

                                  PLAN SUMMARY

                           TREATMENT OF CLAIMS AGAINST
                           AND INTERESTS IN THE DEBTOR


                                                                                    TREATMENT AND
                   CLASS DESCRIPTION                                            ESTIMATION OF RECOVERY
                   -----------------                                            ----------------------

CLASS 1:  The secured claim of Foothill Capital                Unimpaired; if and to the extent any amounts for
Corporation.                                                   principal, interest and/or any other undisputed charges
                                                               are outstanding under the Foothill Secured Claim as of
                                                               the Effective Date, and assuming that the Bankruptcy
                                                               Court has entered a Final Order in connection with the
                                                               Foothill Complaint, the holder of the Class 1 Claim
                                                               will receive cash equal to the amount of such Claim.

                                                               Claim Amount:  $0.00
                                                               Estimated Percentage Recovery:  100%

CLASS 2:  The secured claim of First Data Merchant             Unimpaired; at the option of the Debtor, and provided
Services Corporation.                                          that as a condition precedent, the holder of the Class
                                                               2 Claim has turned over to the Debtor the remainder of
                                                               any reserve established pursuant to the terms of the
                                                               Sales Agreement between the Debtor and First Data, the
                                                               First Data Secured Claim will be satisfied in one of
                                                               the following ways: (i) the holder of the Class 2 Claim
                                                               will receive cash equal to the amount of such Claim, or
                                                               (ii) the holder of the Class 2 Claim will be permitted
                                                               to set off the Allowed Amount of the Class 2 Claim
                                                               against the reserve established pursuant to the terms
                                                               of the Sales Agreement between the Debtor and First
                                                               Data.

                                                               Claim Amount:  $0.00
                                                               Estimated Percentage Recovery:  100%

CLASS 3:  Unsecured Claims against the Debtor that are         Unimpaired; each holder of an Allowed Claim in Class 1
entitled to priority under sections 507(a)(3), 507(a)(4)       will receive cash equal to the amount of such Claim
or 507(a)(6) or 507(a)(8) of the Bankruptcy Code
                                                               Total Claim Amount:  $1,030,000.00
                                                               Estimated Percentage Recovery:  100%

                   CLASS DESCRIPTION
               AND ESTIMATION OF CLAIMS                                               TREATMENT
               ------------------------                                               ---------

CLASS 4:  Unsecured Claims against the Debtor not              Impaired; if and to the extent funds are available,
otherwise classified under the Plan.                           each holder of an Allowed Claim in Class 4 will
                                                               receive, in full satisfaction of such Claim, its Pro
                                                               Rata share of the Net Distributable Assets, until the
                                                               Net Distributable Assets are completely liquidated or
                                                               until the Allowed Class 4 Claims are paid in full,
                                                               whichever is first.

                                                               Total Claim Amount:  $14,284,000.00
                                                               Estimated Percentage Recovery:  34%(1)

CLASS 5:  Unsecured Claims against the Debtor for any          Impaired; if and to the extent funds are available,
fine, penalty or forfeiture, or for multiple, exemplary        each holder of an Allowed Claim in Class 5 will
or punitive damages, to the extent that such Claims are        receive, in full satisfaction of such Claim, and only
not compensation for the Claim holder's actual pecuniary       after all Administrative Claims, Priority Tax Claims,
loss.                                                          and Allowed Claims in Classes 1 through 4 are paid in
                                                               full, its Pro Rata share of any remaining Net
                                                               Distributable Assets.

                                                               Estimated Percentage Recovery:  0%

CLASS 6:  Claims Against the Debtor Held by the Class          Impaired; Claims in Class 6 are subordinated to all
Action Plaintiffs.                                             Claims in Classes 1 through 5 and have the same
                                                               priority as Class 7 Interests.  If and to the extent
                                                               funds are available, each holder of an Allowed Claim in
                                                               Class 6 will receive, in full satisfaction of such
                                                               Claim, and only after all Administrative Claims,
                                                               Priority Tax Claims, and Allowed Claims in Classes 1
                                                               through 5 are paid in full, its Pro Rata share of any
                                                               remaining Net Distributable Assets, which will be
                                                               shared Pro Rata with the holders of Allowed Class 7
                                                               Interests.

                                                               Estimated Percentage Recovery:  0%

CLASS 7:  Interests of holders of the Common Stock of the      Impaired; if and to the extent funds are available,
Debtor.                                                        each holder of an Allowed Class 7 Interest will
                                                               receive, in full satisfaction of such Claim, and only
                                                               after all Administrative Claims, Priority Tax Claims,
                                                               and Allowed Claims in Classes 1 through 5 are paid in
                                                               full, its Pro Rata share of any remaining Net
                                                               Distributable Assets, which will be shared Pro Rata
                                                               with the holders of Allowed Class 6 Claims.

                                                               Estimated Percentage Recovery:  0%

--------------------------------------------------------------------------------
(1) Because the range of potential recovery is so great, and due to the risks inherent in litigation and the inability of the Debtor to project the outcome of such litigation with any degree of certainty, the estimated recovery to holders of Allowed Class 4 Claims does not include any proceeds from the Whistler Litigation. In addition, the estimated recovery to holders of Allowed Class 4 Claims does not include any proceeds which may or might be recovered by the Debtor on account of preferential transfers or other avoidance actions. If and to the extent the Debtor recovers proceeds on account of either the Whistler Litigation or avoidance actions, such proceeds would be available for distribution to holders of Allowed Claims in Claim Class 4.

                      CUMULATIVE PROCEEDS FROM LIQUIDATION
                      OF ASSETS THROUGH SEPTEMBER 30, 1997


Collection of Accounts Receivable                                $2,045,000.00

Inventory Liquidations                                           $3,968,000.00

Sale of Building and Real Estate(1)                              $4,900,000.00

Sale of Equipment                                                $3,550,000.00

Other Proceeds                                                   $1,454,000.00
                                                                 -------------

                                               TOTAL            $15,917,000.00






--------------
(1) The sale of the Debtor's real estate assets was approved by Order of the Bankruptcy Court on October 15, 1997, and the Debtor expects that closing of the sale will occur well prior to the Effective Date. Accordingly, the contemplated proceeds to be received by the Debtor as a result of that sale have been included herein.

                                  BALANCE SHEET
                             AS OF OCTOBER 31, 1997



ASSETS

         Cash on hand                                         $ 2,832,000.00

         Other Assets                                         $ 6,021,000.00
                                                              ===============

TOTAL ASSETS                                                  $ 8,853,000.00

LIABILITIES

         Administrative Claims                                $   750,000.00

         Funds required for post-confirmation
         operating expenses(1)                                $ 1,833,000.00

         Class 3 (Priority claims)(2)                         $ 1,030,000.00

         Class 4 (Other unsecured claims)(3)                  $14,284,000.00
                                                              ==============

TOTAL LIABILITIES                                             $17,897,000.00





================================================================================

1. This amount represents a reasonable estimate of the amount of funds required to pay post-confirmation operating expenses, including attorneys fees and expenses required to resolve disputed claims. To the extent there are excess funds in the Operating Reserve Account after all Disputed Claims are resolved, such funds will be available for distribution on account of Allowed Claims.

2. This figure represents the estimated amount of all Class 3 Claims as ultimately resolved. The amount of certain Disputed Class 3 Claims may be resolved for Allowed Claims in excess of or less than their estimated value, and such variations between the allowed amounts of such claims and the estimated value assigned to such Claims could have a material impact upon the expected recoveries for creditors in Class 4.

3. This amount includes the estimated value of any Disputed Class 4 Claims as ultimately resolved. Certain Disputed Class 4 Claims may be resolved for Allowed Claims in amounts in excess of or less than their estimated value. Such variations between the allowed amounts of and the estimated value assigned to such claims may have a material impact on the expected recoveries for creditors in Plan Class 4. Further, although the Plan theoretically provides for distribution to holders of Allowed Claims in Classes 5 and 6 and Allowed Interests in Class 7 after satisfaction of all Administrative Claims and Allowed Claims in Classes 1 through 4, the Debtor believes that there is insufficient Net Distributable Assets to enable the Debtor to make any distribution to holders of Allowed Class 5 or 6 Claims or Allowed Class 7 Interests.

                     [THOMPSON HINE & FLORY LLP LETTERHEAD]


                                December 3, 1997


                                                                  (513) 352-6700



TO:  THE GENERAL UNSECURED CREDITORS OF
     CINCINNATI MICROWAVE, INC. ("CMI")


     This firm serves as counsel to the Official Committee of Unsecured Creditors of Cincinnati Microwave, Inc. (the "Committee"). The ten members of the Committee are as follows:

     Harris Semiconductor                    Playboy Enterprises,
     Beach Mold & Tool, Inc.                 GP Batteries (USA)
     VeSStal Associates                      Crain Communications, Inc.
     Symbios Logic                           AT&T Capital Corporation
     Orbit Semiconductors, Inc.              James M. Lawrence, Jr.


     On October 21, 1997 CMI filed its Liquidating Plan of Reorganization (the "Plan") and Disclosure Statement. The Plan is described fully in the Disclosure Statement which the Bankruptcy Court has approved and amended. While approval of the Disclosure Statement by the Bankruptcy Court does not mean the Court has taken a position or is making a recommendation with respect to the Plan, it does mean the Court has determined that sufficient information has been provided to permit creditors to make an informed decision whether to accept or reject the Plan. We urge you to read the Disclosure Statement carefully.

     Since CMI has ceased its business operations and sold substantially all of its assets, the Plan is a plan of liquidation. This means that CMI's available assets have been or will be liquidated and then distributed to creditors strictly according to the priorities mandated by the United States Bankruptcy Code. FOR THAT REASON, THE COMMITTEE HAS APPROVED, AND RECOMMENDS THAT YOU VOTE TO ACCEPT, THE PLAN. The claims of general unsecured creditors are classified as CLASS 4 CLAIMS and the treatment of those claims under the Plan is explained on pages 7-8 and Exhibit 2 of the Disclosure Statement.

     As a creditor of CMI, you have the right to vote on the Plan. Your vote is important since, in order to be confirmed by the Bankruptcy Court and to become effective, the Plan must be accepted by a majority in number, and by two-thirds of the dollar amount, of the voting Class 4 creditors. THE DEADLINE FOR SUBMISSION OF BALLOTS IS JANUARY 5, 1998 SO PLEASE SEND IN YOUR BALLOT AS SOON AS POSSIBLE.

     If you have any questions, feel free to call Louis F. Solimine of Thompson Hine & Flory LLP at 513/352-6700.



                                                  /s/ Thompson Hine & Flory LLP
                                                  THOMPSON HINE & FLORY LLP

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION


In re                        ) Case No. 97-10882
                             )
CINCINNATI MICROWAVE, INC.,  ) Chapter 11
                             )
                  Debtor.    ) Hon. Burton Perlman, Judge
                             )
                             ) NOTICE OF MODIFICATION OF
                             ) LIQUIDATING PLAN OF
                             ) REORGANIZATION OF DEBTOR,
                             ) CINCINNATI MICROWAVE, INC. AND
                             ) REQUEST FOR ORDER REDUCING AND
                             ) LIMITING NOTICE THEREOF AND
                             ) SETTING HEARING THEREON


                  Cincinnati Microwave, Inc., the debtor and debtor in possession in the above-captioned bankruptcy case (the "Debtor"), by and through its attorneys, Frost & Jacobs LLP, pursuant to section 1127(a) and Rule 3019(1) hereby provides notice of the following non-material modifications to the Debtor's LIQUIDATING PLAN OF REORGANIZATION OF DEBTOR CINCINNATI MICROWAVE, INC., filed herein on October 21, 1997 (the "Plan"):

TREATMENT OF THE FIRST DATA SECURED CLAIM.
------------------------------------------

                  The Plan sets forth the following treatment with respect to the claim of First Data Merchant Services Corporation ("First Data"):

         If not previously terminated, on the Effective Date the Sales Agreement between the Debtor and First Data will be terminated. At the option of the Debtor, the First Data Secured Claim will be satisfied in one of the following ways:

                                    (i) on the Effective Date, the holder of the
                  First Data Secured Claim will be paid the amount of the First Data Secured Claim, as Allowed, in full, in cash;

                                    or
----------
         1 Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Plan (as such term is defined below). Unless otherwise noted, references to "section ____" are to sections of the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330, and references to "Rule ___" are to the Federal Rules of Bankruptcy Procedure.

                                    (ii) on the Effective Date, the holder of
                  the First Data Secured Claim will be permitted to set off the Allowed amount of the First Data Secured Claim against the reserve established in accordance with the Sales Agreement between the Debtor and First Data.

         Under either (i) or (ii) of this Article III.B.1.b., and as a condition precedent to satisfaction of the First Data Secured Claim, First Data will immediately turn over to the Debtor the remainder of any reserve established in accordance with the Sales Agreement between the Debtor and First Data.

See Article III.B.1.b. of the Plan.

                  On December 23, 1997, the Debtor filed its MOTION OF DEBTOR TO APPROVE SETTLEMENT OF FIRST DATA LITIGATION AND REQUEST FOR SHORTENED NOTICE (the "Settlement Motion"), seeking entry of an order approving a proposed settlement between the Debtor and First Data.(2) In pertinent part, the proposed settlement provides as follows:

                  (i) First Data is pay to the Debtor the sum of $450,000.00 within three business days after entry of a final order granting the relief sought in the Settlement Motion;

                  (ii) First Data will be permitted to retain all chargebacks that have been asserted by credit card customers of the Debtor and/or their issuing banks from and after the Petition Date; and

                  (iii) First Data will be permitted to retain until April 30, 1998, the amount of $50,000 (the "Post-Petition Reserve Fund") for chargebacks that may be asserted by credit card customers of the Debtor which arise from sales on credit cards of merchandise by the Debtor. On the next business day after April 30, 1998, First Data shall pay to the Debtor all amounts remaining from Post-Petition Reserve Fund, plus all interest accrued thereon.

----------
         2 On June 23, 1997, the Debtor filed a complaint (the "Complaint") with the Bankruptcy Court styled Cincinnati Microwave, Inc. v. First Data Merchant Services Corp., Adversary No. 97-1113 (the "Adversary Proceeding"), in which the Debtor sought an order (i) compelling First Data to immediately pay to the Debtor an amount equal to the aggregate amount of certain unauthorized post-petition chargebacks against pre-petition sales; (ii) compelling First Data to immediately pay to the Debtor the amount of $500,000 representing the Pre-Petition Reserve Fund; and (iii) restraining First Data from any further post-petition chargebacks against pre-petition sales. The Settlement Motion was filed in the Adversary Proceeding.

SECTION 1146(c).
----------------

                  Section 1146(c) provides that "[t]he issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of this title, may not be taxed under any law imposing a stamp tax or similar tax." Despite the absence in the Plan of any express incorporation of section 1146(c), taxing authorities are nonetheless bound by the terms of that section.(3) However, in order to clarify the applicability and effect of section 1146(c), the Debtor has modified the Plan to incorporate the following provision to Article X of the Plan ("Miscellaneous Provisions")

         In accordance with section 1146(c) of the Bankruptcy Code, neither the Debtor, the Reorganized Debtor, the Liquidating Trustee, nor any third party purchaser of any asset of the Estate, shall be liable for any stamp tax or similar tax on the issuance, transfer or exchange of a security or any item of property, or the making or delivering of an instrument of transfer under the Plan, by or to the Estate, the Debtor, the Reorganized Debtor or the Liquidating Trustee.

STATUTORY PROVISIONS GOVERNING MODIFICATION OF THE PLAN.
--------------------------------------------------------

                  Section 1127(a) provides as follows:

                  The proponent of a plan may modify such plan at any time before confirmation, but may not modify such plan so that such plan as modified fails to meet the requirements of section 1122 and 1123 of this title. After the proponent of a plan files a modification of such plan with the court, the plan as modified becomes the plan.

----------
         3 See, e.g., Maryland v. Antonelli Creditors' Liquidating Trust, 123 F.3d 777, 781 (4th Cir. 1997) -

         [1146(c)], which exempts plan transfers from every state "stamp tax or similar tax," is a congressional enactment that binds the state and its counties whether they have notice or not. They are so bound neither solely nor primarily because the bankruptcy court entered an order incorporating the tax exemption provision, but because the federal government has power under the Bankruptcy Clause of the Constitution, are. I, Section 8, cl. 4, to enact such a provision, and any bankruptcy provision enacted within constitutional authority applies directly to a bankruptcy estate and takes precedence over conflicting state provisions by reason of the Supremacy Clause, U.S.
         Const. art. VI, Section 2. . . . The force of such legislative enactments is not derived from a court order or prior adjudication, but from the legislative enactments themselves.

Rule 3019 provides as follows:

                  In a chapter 9 or chapter 11 case, after a plan has been accepted and before its confirmation, the proponent may file a modification of the plan. If the court finds after notice and hearing on notice to the trustee, any committee appointed under the Code, and any other entity designated by the court that the proposed modification does not adversely change the treatment of the claim of any creditor or the interest of any equity security holder who has not accepted in writing the modification, it shall be deemed accepted by all creditors and equity security holders who have previously accepted the plan.

REQUEST FOR APPROVAL OF PLAN MODIFICATIONS.
-------------------------------------------

                  The Debtor submits that the proposed modifications outlined above do not adversely change the treatment of the claim or any creditor or the interest of any equity security holder, and such modifications should therefore be deemed accepted and considered part of the Plan, as amended. The amendment with respect to satisfaction of the First Data Secured Claim simply reflects the terms of the proposed settlement between First Data and the Debtor, a settlement that was negotiated and agreed upon well after the filing of the Plan. Further, the incorporation of the additional language regarding the effect of section 1146(c) merely makes clear the applicability and effect of that section, and imposes no new burden or obligation on any affected taxing authorities.

REQUEST FOR REDUCTION AND LIMITATION OF NOTICE OF AMENDMENTS.
-------------------------------------------------------------

                  Rule 2002(a)(5) provides that the trustee, all creditors and indenture trustees are to be given at least 20 days notice by mail of "the time fixed to accept or reject a proposed modification of a plan." Rule 2002(d) provides that unless otherwise ordered by the court, all equity security holders are to be given notice of "the time fixed to accept or reject a proposed modification of a plan." Rule 2002(m) authorizes the court to designate "the matters in respect to which, the entity to whom, and the form and manner in which notices shall be sent." Finally, as set out above, Rule 3019 contemplates notice of a modification of a plan to "the trustee, any committee appointed under the Code, and any other entity designated by the court."

                  The Debtor submits that under the circumstances, the 20 day notice period specified by Rule 2002(a) is not necessary and requests that the Court reduce such period with respect to the amendments to the Debtor's Plan. A hearing to consider confirmation of the Plan is scheduled for 10:00 a.m. on January 12, 1997. Neither of the amendments adversely affect any creditor or interest holder; consequently, postponing the confirmation hearing to afford 20 days notice of the proposed amendments would impose a needless and unnecessary delay. Further, the Debtor requests that the Court limit service of the proposed amendments to the U.S. Trustee, counsel for the Official Committee of Unsecured Creditors, First Data, the Office of the Warren County Recorder, the Office of the Warren County Auditor, the Office of the Warren County District Attorney, and those parties who have previously filed a request for notice. These parties constitute all parties who may or might be affected by the amendments. Service of the amendments to thousands of unaffected creditors and equity security holders would be unduly burdensome and costly to the estate.

REQUEST FOR HEARING ON PROPOSED AMENDMENTS.
-------------------------------------------

                  The Debtor further requests that the Court schedule a hearing to consider the proposed amendments. As indicated earlier, a hearing to consider confirmation of the Plan is scheduled for January 12, 1998 at 10:00 a.m. The Debtor requests that pursuant to Rule 3019, the Court set a hearing on the proposed amendments to be held in conjunction with the hearing on confirmation of the Plan.

CONSENT TO REQUEST FOR RELIEF BY UNSECURED CREDITORS' COMMITTEE.
----------------------------------------------------------------

                  As indicated by counsel's signature appearing below, the Unsecured Creditors' Committee joins with the Debtor in requesting the relief sought herein.

                  WHEREFORE, the Debtor requests that the Court enter an order granting the following relief:

                  (i) Reducing the notice period specified in Rule 2002(a)(5) with respect to the proposed amendments to the Plan;

                  (ii) Limiting notice of the proposed amendments to the Plan to the U.S. Trustee, counsel for the Official Committee of Unsecured Creditors, First Data, the Office of the Warren County Recorder, the Office of the Warren County Auditor, the Office of the Warren County District Attorney, and those parties who have previously filed a request for notice;

                  (iii) Scheduling a hearing to consider the proposed amendments for January 12, 1998 at 10:00 a.m;

                  (iv)     Approving the proposed modifications pursuant to
                           section 1127(a) and Rule 3019; and

                   (v) Granting such other and further relief as is appropriate.

                   Dated: January 8, 1998

                                       Respectfully submitted,

                                       FROST & JACOBS LLP


                                       By: /s/ Douglas S. Tripp
                                          ---------------------------------
                                            Douglas S. Tripp
                                            2500 PNC Center
                                            201 East Fifth Street
                                            Cincinnati, Ohio 45202
                                            (513) 651-6800

                                       Counsel for Debtor in Possession

AGREED:


/s/ Louis F. Solimine (per telephonic authority)
------------------------------------------------
Louis F. Solimine, Esq.
Thompson, Hine & Flory
312 Walnut Street, Suite 1400
Cincinnati, Ohio 45202
COUNSEL FOR OFFICIAL COMMITTEE OF
    UNSECURED CREDITORS






                             CERTIFICATE OF SERVICE
                             ----------------------

         I hereby certify that on January 8, 1998, a true and correct copy of the foregoing was served by facsimile, hand-delivery or overnight mail, postage prepaid, to the persons listed on the attached Distribution List.

                                           /s/ Douglas S. Tripp
                                           ------------------------------------

                         UNITED STATES BANKRUPTCY COURT
                            SOUTHERN DISTRICT OF OHIO
                                WESTERN DIVISION


In re                              ) Case No.  97-10882
                                   )
CINCINNATI MICROWAVE, INC.,        ) Chapter 11
                                   )
                  Debtor.          ) Hon. Burton Perlman, Judge
                                   )
                                   ) NOTICE OF ADDITIONAL MODIFICATION
                                   ) OF LIQUIDATING PLAN OF
                                   ) REORGANIZATION OF DEBTOR,
                                   ) CINCINNATI MICROWAVE, INC. AND
                                   ) REQUEST FOR ORDER REDUCING AND
                                   ) LIMITING NOTICE THEREOF AND
                                   ) SETTING HEARING THEREON


                  Cincinnati Microwave, Inc., the debtor and debtor in possession in the above-captioned bankruptcy case (the "Debtor"), by and through its attorneys, Frost & Jacobs LLP, pursuant to section 1127(a) and Rule 3019(1) hereby provides notice of the following non-material modification to the Debtor's LIQUIDATING PLAN OF REORGANIZATION OF DEBTOR CINCINNATI MICROWAVE, INC., filed herein on October 21, 1997 (the "Plan"):(2)

TERMINATION OF THE DEBTOR.
--------------------------

                  In pertinent part, the Plan sets forth the following with respect to termination of the Debtor:

         On the Confirmation Date, the officers and directors of the Debtor will resign without any severance and/or termination pay, except to the extent previously approved.

----------
         1 Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Plan (as such term is defined below). Unless otherwise noted, references to "section ____" are to sections of the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330, and references to "Rule ___" are to the Federal Rules of Bankruptcy Procedure.

         2 On January 8, 1998, the Debtor filed its NOTICE OF ADDITIONAL MODIFICATION OF LIQUIDATING PLAN OF REORGANIZATION OF DEBTOR, CINCINNATI MICROWAVE, INC. AND REQUEST FOR ORDER REDUCING AND LIMITING NOTICE THEREOF AND SETTING HEARING THEREON (the "Initial Notice"), providing notice of two modifications to the Plan. The modification described herein is in addition to those set forth in the Initial Notice.

See Article IV.B. of the Plan.

                  The Debtor proposes to modify the Plan to delete the provision quoted above, to be replaced in its entirety with the following:

         On the Effective Date, the officers and directors of the Debtor will resign without any severance and/or termination pay, except to the extent previously approved, provided however, that such officers and directors will not be entitled to any compensation for services rendered in such capacity from and after the Confirmation Date.

STATUTORY PROVISIONS GOVERNING MODIFICATION OF THE PLAN.
--------------------------------------------------------

                  Section 1127(a) provides as follows:

                  The proponent of a plan may modify such plan at any time before confirmation, but may not modify such plan so that such plan as modified fails to meet the requirements of section 1122 and 1123 of this title. After the proponent of a plan files a modification of such plan with the court, the plan as modified becomes the plan.

Rule 3019 provides as follows:

                  In a chapter 9 or chapter 11 case, after a plan has been accepted and before its confirmation, the proponent may file a modification of the plan. If the court finds after notice and hearing on notice to the trustee, any committee appointed under the Code, and any other entity designated by the court that the proposed modification does not adversely change the treatment of the claim of any creditor or the interest of any equity security holder who has not accepted in writing the modification, it shall be deemed accepted by all creditors and equity security holders who have previously accepted the plan.

REQUEST FOR APPROVAL OF PLAN MODIFICATION.
------------------------------------------

                  The Debtor submits that the proposed modification outlined above does not adversely change the treatment of the claim or any creditor or the interest of any equity security holder, and such modifications should therefore be deemed accepted and considered part of the Plan, as amended.

REQUEST FOR REDUCTION AND LIMITATION OF NOTICE OF AMENDMENTS.
-------------------------------------------------------------

                  Rule 2002(a)(5) provides that the trustee, all creditors and indenture trustees are to be given at least 20 days notice by mail of "the time fixed to accept or reject a proposed modification of a plan." Rule 2002(d) provides that unless otherwise ordered by the court, all equity security holders are to be given notice of "the time fixed to accept or reject a proposed modification of a plan." Rule 2002(m) authorizes the court to designate "the matters in respect to which, the entity to whom, and the form and manner in which notices shall be sent." Finally, as set out above, Rule 3019 contemplates notice of a modification of a plan to "the trustee, any committee appointed under the Code, and any other entity designated by the court."

                  The Debtor submits that under the circumstances, the 20 day notice period specified by Rule 2002(a) is not necessary and requests that the Court reduce such period with respect to the modification to the Debtor's Plan set forth above. A hearing to consider confirmation of the Plan is scheduled for 10:00 a.m. on January 12, 1997. The modification does not adversely affect any creditor or interest holder; consequently, postponing the confirmation hearing to afford 20 days notice of the proposed amendments would impose a needless and unnecessary delay. Further, the Debtor requests that the Court limit service of the proposed modification to the U.S. Trustee, counsel for the Official Committee of Unsecured Creditors, and those parties who have previously filed a request for notice. These parties constitute all parties who may or might be affected by the amendments. Service of the amendments to thousands of unaffected creditors and equity security holders would be unduly burdensome and costly to the estate.

REQUEST FOR HEARING ON PROPOSED MODIFICATION.
---------------------------------------------

                  The Debtor further requests that the Court schedule a hearing to consider the proposed modification. As indicated earlier, a hearing to consider confirmation of the Plan is scheduled for January 12, 1998 at 10:00 a.m. The Debtor requests that pursuant to Rule 3019, the Court set a hearing on the proposed modification to be held in conjunction with the hearing on confirmation of the Plan.

CONSENT TO REQUEST FOR RELIEF BY UNSECURED CREDITORS' COMMITTEE.
----------------------------------------------------------------

                  As indicated by counsel's signature appearing below, the Unsecured Creditors' Committee joins with the Debtor in requesting the relief sought herein.

                  WHEREFORE, the Debtor requests that the Court enter an order granting the following relief:

                  (i) Reducing the notice period specified in Rule 2002(a)(5) with respect to the proposed modification to the Plan;

                  (ii) Limiting notice of the proposed modification to the Plan to the U.S. Trustee, counsel for the Official Committee of Unsecured Creditors, and those parties who have previously filed a request for notice;

                  (iii) Scheduling a hearing to consider the proposed modification for January 12, 1998 at 10:00 a.m;

                  (iv)     Approving the proposed modification pursuant to
                           section 1127(a) and Rule 3019; and

                  (v) Granting such other and further relief as is appropriate.

                  Dated: January 9, 1998

                                      Respectfully submitted,

                                      FROST & JACOBS LLP


                                      By: /s/ Douglas S. Tripp
                                         -------------------------------
                                           Douglas S. Tripp
                                           2500 PNC Center
                                           201 East Fifth Street
                                           Cincinnati, Ohio 45202
                                           (513) 651-6800

                                      Counsel for Debtor in Possession
AGREED:


/s/ Louis F. Solimine (per telephonic authority)
------------------------------------------------
Louis F. Solimine, Esq.
Thompson, Hine & Flory
312 Walnut Street, Suite 1400
Cincinnati, Ohio 45202
COUNSEL FOR OFFICIAL COMMITTEE OF
    UNSECURED CREDITORS

                             CERTIFICATE OF SERVICE
                             ----------------------

         I hereby certify that on January 9, 1998, a true and correct copy of the foregoing was served by facsimile, hand-delivery or overnight mail, postage prepaid, to the persons listed on the attached Distribution List.

                                           /s/ Douglas S. Tripp
                                           ------------------------------------